UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
C.H. Robinson Worldwide, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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14701 Charlson Road
Eden Prairie, Minnesota 55347
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS - To Be Held On May 5, 2022
TO OUR SHAREHOLDERS:
C.H. Robinson Worldwide, Inc.’s 2022 Annual Meeting of Shareholders will be held on Thursday, May 5, 2022, at 1:00 p.m. Central Time. You may attend the meeting and vote your shares electronically as part of our virtual only meeting of shareholders by visiting www.virtualshareholdermeeting.com/CHRW2022. To enter the Annual Meeting and vote your shares, you will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or Proxy Card. We recommend that you log in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. The purposes of the meeting are:
1.To elect 11 directors to serve for a term of one year;
2.To approve, on an advisory basis, the compensation of our named executive officers;
3.To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
4.To approve the C.H. Robinson Worldwide, Inc. 2022 Equity Incentive Plan; and
5.To conduct any other business that properly comes before the meeting and any adjournment or postponement of the meeting.
Our Board of Directors has selected Wednesday, March 9, 2022, as our record date. Shareholders who own shares of our Common Stock at the close of business on the record date are entitled to be notified of, and to vote at, our Annual Meeting.
We use the internet to distribute proxy materials to our shareholders. We believe it is an efficient and cost-effective way to provide the material and it reduces the environmental impact of our Annual Meeting. The Notice of Internet Availability of Proxy Materials for the Annual Meeting and the associated Proxy Statement and Annual Report are available at www.proxyvote.com.
Mailing of the Notice of Internet Availability of Proxy Materials to our shareholders is expected to commence on March 22, 2022 and be completed by March 25, 2022. The notice has instructions on how to access our 2022 Proxy Statement and Annual Report, attend our virtual only meeting, and vote online. Shareholders who have requested hard copies of the proxy materials will receive the Proxy Statement and Annual Report by mail.
Your vote is important. Please vote as soon as possible by voting via the internet or by telephone. If you receive a paper copy of the proxy card by mail, please sign and return the enclosed proxy card.
By Order of the Board of Directors:
Ben G. Campbell
Chief Legal Officer and Secretary
March 22, 2022

C.H. ROBINSON WORLDWIDE, INC.
14701 Charlson Road
Eden Prairie, Minnesota 55347
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS
May 5, 2022
This Proxy Statement is soliciting your proxy for use at the C.H. Robinson Worldwide, Inc., 2022 Annual Meeting of Shareholders ("Annual Meeting"). A proxy enables your shares of Common Stock to be represented and voted at the Annual Meeting. Our Annual Meeting will be virtual only and held at 1:00 p.m. Central Time on Thursday, May 5, 2022. You may attend the virtual meeting and vote your shares electronically by visiting www.virtualshareholdermeeting.com/CHRW2022. This proxy can also be used at any adjournment or postponement of the Annual Meeting.
This proxy is requested by the Board of Directors of C.H. Robinson Worldwide, Inc., (“the company,” “we,” “us,” or "C.H. Robinson”) for the following purposes:
1.To elect 11 directors to serve for a term of one year;
2.To approve, on an advisory basis, the compensation of our named executive officers;
3.To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;
4.To approve the C.H. Robinson Worldwide, Inc. 2022 Equity Incentive Plan; and
5.To conduct any other business that properly comes before the meeting and any adjournment or postponement of the meeting.
We provide our shareholders with the opportunity to access the Annual Meeting proxy materials online. A Notice of Internet Availability of Proxy Materials is being mailed to all our shareholders, except those who have previously provided instructions to receive paper copies of our proxy materials. The notice contains instructions on how to access and review our proxy materials online and how to vote your shares. The notice will also tell you how to request our proxy materials in printed form or by email, at no charge, if that is your preference. The notice contains your 16-digit control number that you will need to vote your shares at our virtual only Annual Meeting. Please keep the notice for your reference until after our Annual Meeting.
We will have completed mailing the Notice of Internet Availability of Proxy Materials to our shareholders by Friday, March 25, 2022.
General Information
Who is entitled to vote?
Holders of record of C.H. Robinson Worldwide, Inc., Common Stock, par value $0.10 per share, at the close of business on March 9, 2022, are entitled to vote at our Annual Meeting. March 9, 2022 is referred to as the record date. As of the record date, 128,640,057 shares of Common Stock were outstanding. Each share is entitled to one vote. There is no cumulative voting.
Shares are counted as present at the Annual Meeting if either the shareholder is present and votes during the Annual Meeting, or has properly submitted a proxy by mail, by telephone, or by internet. To achieve a quorum and conduct business at the Annual Meeting, a majority of our issued and outstanding Common Stock as of March 9, 2022, must be present and entitled to vote. If a quorum is not represented at the Annual Meeting, the shareholders and proxies entitled to vote will have the power to adjourn the Annual Meeting until a quorum is represented.

2022 Proxy Statement	1

How can I vote?
If you submit your vote before the Annual Meeting using any of the following methods, your shares of Common Stock will be voted as you have instructed:
•Online: You can vote your shares at www.proxyvote.com. You may access this website 24 hours a day, and voting is available through 11:59 p.m. Eastern Time on Wednesday, May 4, 2022. You will need your 16-digit control number that was included in the notice that was mailed to you. The voting website has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If your shares are held beneficially, please follow the internet voting instructions in the notice you received from your bank, broker, trustee, or other record holder.
•By Telephone: You can vote your shares by telephone. To vote your shares by telephone, please go to www.proxyvote.com and log in using your 16-digit control number provided on your notice. At that website, you will be provided with a telephone number for voting. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares. Telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 4, 2022. When you vote by telephone, you will be required to enter your 16-digit control number, so please have it available when you call. As with online voting, you will be able to confirm that the system has properly recorded your votes.
•By Mail: If you choose to receive paper copies of the proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you choose to receive paper copies of the proxy materials by mail, and you hold your shares beneficially, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.
Your vote is important, and we encourage you to vote promptly. Online and telephone voting are available through 11:59 p.m. Eastern Time on Wednesday, May 4, 2022, for all shares entitled to vote. The company will be hosting the Annual Meeting virtually, which we believe allows C.H. Robinson to be more inclusive and reach a greater number of our shareholders. To attend the virtual meeting please visit www.virtualshareholdermeeting.com/CHRW2022 and be sure to have the 16-digit control number provided to you on your Notice of Internet Availability of Proxy Materials or Proxy Card. If you are a beneficial shareholder (you hold your shares through a nominee, such as a broker), your nominee can advise you whether you will be able to submit voting instructions by telephone or via the internet. Submitting your proxy will not affect your right to vote electronically, if you decide to login with your 16-digit control number and attend the virtual only Annual Meeting. Shareholders logging into the Annual Meeting with their 16-digit control number will receive the same rights and opportunities to participate in the Annual Meeting as they would if the meeting was an in-person meeting. This includes having the ability to ask questions throughout the Annual Meeting and having those questions answered during the question and answer period at the end of the Annual Meeting, to the extent such questions are related to the business being conducted at the Annual Meeting. Shareholders logging in with their 16-digit control number will be able to ask questions at any time during the Annual Meeting. Relevant questions related to business being conducted at the Annual Meeting will be answered following the adjournment of the Annual Meeting, and the company will prioritize questions that relate to the proposals considered at the Annual Meeting. If a shareholder asks general questions about C.H. Robinson, a representative of the company will respond to the shareholder following the adjournment of the Annual Meeting. Shareholders can learn more information about how to access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CHRW2022.
What happens if I return my proxy without voting instructions?
If you do not return voting instructions with your proxy, your proxy will be voted:
•FOR the election of the 11 director nominees named in this Proxy Statement;
•FOR approval of the compensation of our named executive officers;
•FOR the ratification of Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively, “Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•FOR approval of the C.H. Robinson Worldwide, Inc 2022 Equity Incentive Plan.

2	2022 Proxy Statement

Generally, a shareholder who does not vote themselves or by proxy on a director nominee or a proposal is not considered present for determining whether the director nominee is elected, or whether the proposal has been approved. Brokers cannot vote shares on their customers’ behalf on “non-routine” proposals without receiving voting instructions from a customer but may vote shares on “routine” proposals without such instructions. The only routine proposal among the four listed above is the proposal to ratify the selection of Deloitte & Touche. If a broker does not receive voting instructions from its customer with respect to the other non-routine proposals and is precluded from voting on those proposals, then a “broker non-vote” occurs. If a broker returns a proxy indicating a lack of authority to vote on non-routine proposals, the shares represented by the proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote on the non-routine proposals.
What is the effect of an abstention or broker non-vote on each proposal?
Regarding the proposals involving the election of directors (Proposal One), the ratification of Deloitte & Touche (Proposal Three), and the approval of the C.H. Robinson 2022 Equity Incentive Plan (Proposal Four):

•If you abstain from voting on a director nominee or one or more of such proposals, your shares will be considered present at the Annual Meeting for purposes of determining a quorum and calculating the shares present and entitled to vote on the director nominee or the proposal and, accordingly, will have the same effect as a vote against the director nominee or the proposal.
•If you do not vote (or a broker non-vote occurs) on a director nominee or one or more of such proposals, your shares will not be deemed present for the purposes of calculating the vote on that nominee or proposal and will generally have no impact on determining whether the director nominee is elected or the proposal is approved.
Regarding the advisory proposal on the compensation of our named executive officers (Proposal Two):
•If you abstain or do not vote (or a broker non-vote occurs) on Proposal Two, the abstention or failure to vote will not have any impact on the outcome of proposal two.
What is the required vote on each matter?
Pursuant to our Amended and Restated Bylaws ("Bylaws"), each of the proposals in this Proxy Statement (other than the advisory vote on the compensation of our named executive officers) requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person (through participation in the virtual meeting) or by proxy at the Annual Meeting and entitled to vote, provided that a quorum is present at the Annual Meeting. Regarding the advisory vote on the compensation of our named executive officers, we will consider shareholders to have approved this proposal if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal.
With respect to the election of directors, our Bylaws provide for a plurality voting standard in the event of a contested director election, as an exception to the majority voting standard described above, and contain a director resignation requirement. Under the director resignation requirement, any incumbent director who fails to receive a majority vote in an uncontested election is required to tender his or her resignation, subject to acceptance by the Board. Our Governance Committee will make a recommendation to the Board on whether to accept the resignation, and the Board will act upon such resignation within 90 days from the date the election results are certified and then publicly disclose its determination. The director who tenders his or her resignation will not participate in the recommendation or decision with respect to his or her resignation. Because the election of directors at the Annual Meeting is uncontested, the majority voting requirement described above applies to the election of directors at the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy and change your vote at any time before the voting closes at the Annual Meeting. You may do this by submitting a properly executed proxy with a later date, or by delivering a written revocation to the corporate secretary’s attention at the company’s address listed above, or during the Annual Meeting.

2022 Proxy Statement	3

Shareholder Proposals and Other Matters
C.H. Robinson did not receive written notice of any shareholder proposal and, as of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card will have discretionary authority to vote on such matters and will vote according to their best judgment.

4	2022 Proxy Statement

PROPOSAL ONE: ELECTION OF DIRECTORS

Background
There are 11 nominees for election to the C.H. Robinson Board of Directors (the “Board of Directors”) for a one-year term. 10 of the nominees are current directors. Wayne M. Fortun and Brian P. Short, whose terms expire at the Annual Meeting, have each decided not to seek re-election and will be retiring from the Board of Directors effective upon the Annual Meeting. Mark A. Goodburn is standing for election as a nominee for the first time at the Annual Meeting. The Board of Directors has set the number of directors constituting the Board of Directors at 11, following Messrs. Fortun and Short’s retirements.

Scott P. Anderson, Robert C. Biesterfeld Jr., Kermit R. Crawford, Wayne M. Fortune, Timothy C. Gokey, Mary J. Steele Guilfoile, Jodee A. Kozlak, Henry J. Maier, Brian P. Short, James B. Stake, Paula C. Tolliver and Henry W. “Jay” Winship are directors whose terms expire at the Annual Meeting. Mr. Goodburn, Mr. Maier, and Mr. Winship are standing for election by shareholders for the first time at the Annual Meeting. Both Mr. Maier and Mr. Winship were identified as potential director candidates to the Board of Directors by the Ancora Group, described below, and Mr. Goodburn was identified as a potential candidate for election to the Board of Directors by an external search firm retained by our Governance Committee. On the recommendation of our Governance Committee, the Board of Directors has nominated Anderson, Biesterfeld, Crawford, Gokey, Goodburn, Guilfoile, Kozlak, Maier, Stake, Tolliver and Winship for election to the Board of Directors at the Annual Meeting for terms of one year each. Each has indicated a willingness to serve.

Mr. Biesterfeld and Ben G. Campbell will vote the proxies received by them for the election of director nominees Anderson, Biesterfeld, Crawford, Gokey, Goodburn, Guilfoile, Kozlak, Maier, Stake, Tolliver, and Winship unless otherwise directed. If any nominee becomes unavailable for election at the Annual Meeting, Mr. Biesterfeld and Mr. Campbell may vote for a substitute nominee at their discretion as recommended by the Board of Directors, subject to the terms of the cooperation agreement with the Ancora Group described below.

The Board of Directors has determined that all the directors and nominees, except for Mr. Biesterfeld, are independent under the current standards for “independence” established by the Nasdaq Stock Market, on which C.H. Robinson’s stock is listed under the symbol “CHRW”. In connection with its evaluation of director independence, the Board of Directors considered the following transactions, all of which were entered into in the ordinary course of business:
•For Mr. Gokey, services provided in the ordinary course of business on behalf of the company by Broadridge Financial Solutions where Mr. Gokey is employed, and which were immaterial to either the companies' revenues or operations in the last three fiscal years.
•For Mr. Short, services provided in the ordinary course of business by Admiral Merchants Motor Freight, Inc., ("AMMF"), an entity in which, together with a number of his family members, Mr. Short holds a controlling interest. In 2021, AMMF provided services to C.H. Robinson as a contracted motor carrier.
The Board considered these relationships and their significance in determining that these directors are independent. Information concerning each nominee is provided below.

2022 Proxy Statement	5

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies and Qualifications

Scott P. Anderson (Director Nominee)	Scott P. Anderson, 55 years old, has been a director of the company since 2012, and currently serves as chairman of our Board of Directors. Mr. Anderson was a senior advisor to Patterson Companies, Inc., (Nasdaq: PDCO) from June 2017 to June 2019 when he retired. He served as president and chief executive officer of Patterson Companies from 2010 to 2017. In April 2013, he was elected to the additional responsibility of chairman of the board. Prior to June 2006, when he became president of Patterson Dental Supply, Inc., Mr. Anderson held senior management positions in the dental unit, including vice president, sales and vice president, marketing. Mr. Anderson became a director of Patterson in June 2010. Mr. Anderson is a past chairman of the Dental Trade Alliance, and has served on the board of the directors of the Ordway Theater. Mr. Anderson is a trustee of Gustavus Adolphus College, where he serves as chairman of the board. Mr. Anderson earned his MBA from Northwestern University, Kellogg School of Management and his bachelor’s degree from Gustavus Adolphus College.

Mr. Anderson has significant public company senior management and executive experience through his service in several senior leadership positions at Patterson Companies. He also has public company board experience, having served as a member of Patterson’s board of directors from 2010 to 2017. Mr. Anderson also brings substantial sales and marketing expertise to the company, having served as Patterson’s vice president, sales and vice president, marketing. Mr. Anderson meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Robert C. Biesterfeld Jr. (Director Nominee)
Robert C. Biesterfeld Jr., 46 years old, has been the president and the chief executive officer of C.H. Robinson since May 2019 and has served as a director of the company since May 2019. Prior to becoming president and chief executive officer in May 2019, he held the positions of chief operating officer from March 2018 to May 2019, president of North American Surface Transportation from January 2016 to December 2018, vice president of Truckload from January 2014 to December 2015, and vice president of Temperature Controlled Transportation and Sourcing Services from January 2013 to December 2013. He began his career with Robinson Fresh in 1999. Currently, Mr. Biesterfeld serves as a trustee of the Winona State University Foundation. Mr. Biesterfeld served on the Board of Directors for the Transportation Intermediaries Association (TIA) from June 2015 to May 2020. Mr. Biesterfeld received a Bachelor of Arts from Winona State University.

Mr. Biesterfeld has over 20 years of experience with C.H. Robinson, including roles in North American Surface Transportation and Robinson Fresh and executive experience as chief operating officer and various other executive positions within the company. He has an extensive and thorough understanding of C.H. Robinson’s operations and the transportation industry in general.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Kermit R. Crawford (Director Nominee)
Kermit R. Crawford, 62 years old, joined C.H. Robinson as a director in 2020. Mr. Crawford previously served as president and chief operating officer at Rite Aid Corporation from October 2017 to March 2019. Prior to joining Rite Aid, Mr. Crawford was an operating partner and advisor with the private equity firm Sycamore Partners from 2015 to 2017. He previously worked for Walgreens Co. from 1983 to 2014 where he served in multiple roles of increasing responsibility, including executive vice president and president of Pharmacy, Health, and Wellness and executive vice president and senior vice president of Pharmacy Services. Mr. Crawford is a member of the board of directors at TransUnion (NYSE: TRU) and The Allstate Corporation (NYSE: ALL), where he chairs the audit committee. He also serves on the Board of Directors of Northwestern Medicine North/Northwest Region and the Board of Trustees for The Field Museum. Mr. Crawford holds a Bachelor of Science from The College of Pharmacy and Health Sciences at Texas Southern University.

Mr. Crawford has significant executive and leadership experience based on his senior roles with Rite Aid Corporation and Walgreens. He has also developed expertise in the areas of strategic investment and digital transformation. Mr. Crawford has relevant public company board experience through his membership on the boards of TransUnion and The Allstate Corporation.

Timothy C. Gokey (Director Nominee)	Timothy C. Gokey, 60 years old, joined C.H. Robinson as a director in 2017. Mr. Gokey currently serves as chief executive officer and a member of the board of directors at Broadridge Financial Solutions (NYSE: BR), a global financial services technology company. He joined Broadridge in 2010 as chief corporate development officer. Mr. Gokey was promoted to corporate senior vice president and chief operating officer in 2012. He was appointed to president of Broadridge in September 2017. Prior to Broadridge, Mr. Gokey served as president, Retail Tax for H&R Block (NYSE: HRB) from 2004 to 2009 and also as a partner at McKinsey & Company. Mr. Gokey received a Doctorate in Finance and an undergraduate degree in Philosophy, Politics, and Economics from the University of Oxford, where he studied as a Rhodes Scholar. He also received a Bachelor of Arts in Public Affairs and Management Engineering from Princeton University.

Through his service as president and chief operating officer of Broadridge Financial Solutions, Mr. Gokey has developed exceptional leadership and execution skills and has broad public company knowledge and expertise. He is also deeply involved in Broadridge’s international operations and technology organization. In his prior roles with Broadridge, as well as H&R Block and McKinsey & Company, Mr. Gokey has demonstrated expertise in the areas of mergers and acquisitions, sales and marketing, and other growth-related activities. Mr. Gokey meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

2022 Proxy Statement	7

PROPOSAL ONE: ELECTION OF DIRECTORS

Mark A. Goodburn (Director Nominee)
Mark A. Goodburn, 59 years old, has been nominated to serve on C.H. Robinson Board of Directors for election at the Annual Meeting. Mr. Goodburn has served as Senior Advisor to KPMG LLP since 2021. From 2011 to 2021, Mr. Goodburn was Chairman and Global Head of Advisory for KPMG International, a multinational professional services network. He was a member of the KPMG International executive team and held top executive responsibilities for their consulting and deal advisory businesses. From 2018 to 2021, Mr. Goodburn also held the role of Global Head of Strategic Investments and Innovation. Mr. Goodburn previously held various positions including Vice Chairman of KPMG LLP and Americas Head of Advisory and Strategic Investments from 2005 to 2011, Managing Partner-Silicon Valley, Member of KPMG US and Americas Board of Directors and Global Head of KPMG’s Technology, Media and Telecommunications line of business at differing times between 1997 to 2005. Mr. Goodburn held numerous other roles of increasing responsibility at KPMG LLP from 1984 to 1997. Mr. Goodburn received a Bachelor of Science in Business from Minnesota State University, Mankato. Mr. Goodburn is also a Certified Public Accountant.

Mr. Goodburn has significant executive and leadership experience based on his senior leadership roles with KPMG. Mr. Goodburn has significant experience and expertise in the areas of strategy, finance, mergers and acquisitions and global management and operations.

Mary J. Steele Guilfoile (Director Nominee)
Mary J. Steele Guilfoile, 67 years old, joined C.H. Robinson as a director in 2012. Ms. Guilfoile is chairman of MG Advisors, Inc., a privately owned financial services merger and acquisition advisory and consulting services firm. Prior to joining MG Advisors in 2002, Ms. Guilfoile spent 12 years with JP Morgan Chase (NYSE: JPM) and its predecessor companies, Chase Manhattan Corporation and Chemical Banking Corporation, as executive vice president, corporate treasurer, and chief administrative officer for its investment bank, and various merger integration, executive management, and strategic planning positions. Ms. Guilfoile currently serves on the boards of The Interpublic Group of Companies (NYSE: IPG), where she is chairman of the Audit Committee, as well as Dufry AG (Six Swiss Exchange: DUFN) and Pitney Bowes Inc. (NYSE: PBI), where, on each board, she is a member of the Audit Committee. Ms. Guilfoile received a Master of Business Administration from Columbia University Graduate School of Business and bachelor’s degree from Boston College. Ms. Guilfoile is also a Certified Public Accountant.
Ms. Guilfoile has significant experience and expertise in the areas of corporate mergers and acquisitions, business integration, and financing through her association with the investment banks of several large financial institutions. She also has public board experience through her membership on the boards of Interpublic, Hudson, and Pitney Bowes.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Jodee A. Kozlak (Director Nominee)
Jodee A. Kozlak, 58 years old, joined C.H. Robinson as a director in 2013. Ms. Kozlak is the founder and CEO of Kozlak Capital Partners, LLC, a private consulting firm. Prior to this role, Ms. Kozlak served as the global senior vice president of human resources of Alibaba Group (NYSE: BABA) from February 2016 to November 2017. Prior to joining Alibaba Group, Ms. Kozlak was at Target Corporation (NYSE: TGT) beginning in January 2001, where she served in a variety of legal and leadership roles, including as the executive vice president and chief human resources officer from March 2007 through February 2016. Prior to joining Target in 2001, Ms. Kozlak was a partner in the litigation practice of Greene Espel, PLLP, a Minnesota law firm, and a senior auditor at Arthur Andersen & Co, both in Minneapolis. Ms. Kozlak serves as a board member of K.B. Home (NYSE: KBH), MGIC Investment Corp. (NYSE: MTG), and Leslies, Inc. (Nasdaq: LESL). Ms. Kozlak is a past fellow of the Distinguished Careers Institute (DCI) at Stanford University, received a Juris Doctor degree from the University of Minnesota and a Bachelor of Arts degree in Accounting from the College of St. Thomas.

Through her human resources executive leadership at Target and Alibaba Group, Ms. Kozlak has developed significant knowledge and expertise in human capital strategy, global operations, and digital transformation. Her experience has also given her a deep understanding of executive compensation within a public company.

Henry J. Maier (Director Nominee)
Henry J. Maier, 68 years old, joined C.H. Robinson as a director in 2022. Mr. Maier retired from service as the President and Chief Executive Officer of FedEx Ground in 2021, after holding that position since 2013. Mr. Maier has over 40 years of experience in the transportation industry, including more than 30 years at FedEx companies. His FedEx career includes various leadership positions in logistics, sales, marketing and communications. Prior to serving as President and Chief Executive Officer, Mr. Maier was an executive vice president of FedEx Ground and responsible for all the company’s strategic planning, contractor relations and corporate communications programs. He currently serves as a director on the boards and various committees of CalAmp Corp. (Nasdaq: CAMP), CarParts.com, Inc. (Nasdaq: PRTS) and Kansas City Southern (NYSE: KSU), a transportation holding company. Mr. Maier previously served on the Strategic Management Committee of FedEx Corp. (NYSE: FDX), which set the strategic direction for the FedEx enterprise. Mr. Maier receive a Bachelor of Arts degree in Economics from the University of Michigan.
Throughout his career at FedEx, Mr. Maier gained significant experience and expertise in the areas of capital markets, corporate governance and logistics. Mr. Maier also has relevant public company board experience through his membership on the boards of Kansas City Southern, CalAmp Corporation, and Carparts.com, Inc.

2022 Proxy Statement	9

PROPOSAL ONE: ELECTION OF DIRECTORS

James B. Stake (Director Nominee)
James B. Stake, 69 years old, joined C.H. Robinson as a director in 2009. Mr. Stake retired from 3M Company (NYSE: MMM) in 2008, where he last served as executive vice president of 3M's Enterprise Services, a shared services organization. He served in a variety of leadership positions at 3M, leading global health care, industrial, and commercial businesses ranging in size from $100 million to over $3 billion. During his career he served over 12 years of foreign assignments in Europe and South America. In addition to his career at 3M, Mr. Stake serves as a board member and chair of the compensation committee for Otter Tail Corporation (Nasdaq: OTTR), acted as chairman of the board for privately held Ativa Medical Corp. until December 2020, and has taught as an adjunct professor at the University of Minnesota’s Carlson School of Management. Mr. Stake received a Master of Business Administration from the Wharton School at the University of Pennsylvania and a Bachelor of Science in Chemical Engineering from Purdue University.
Throughout his career at 3M Company, Mr. Stake gained extensive public company senior management experience at a large company that operates worldwide. In particular, Mr. Stake’s foreign leadership positions and his position with 3M's Enterprise Services, provide valuable perspective for C.H. Robinson's international operations and its information technology systems. Mr. Stake also has prior public company board experience with Otter Tail. Mr. Stake meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Paula C. Tolliver (Director Nominee)	Paula C. Tolliver, 57 years old, joined C.H. Robinson as a director in 2018. Ms. Tolliver previously served as corporate vice president and chief information officer at Intel Corporation (Nasdaq: INTC), a technology company, from August 2016 to September 2019. Prior to joining Intel in 2016, Ms. Tolliver served as corporate vice president of Business Services and chief information officer at The Dow Chemical Company (a wholly owned subsidiary of Dow, Inc. (NYSE: DOW)) from 2012 to 2016. Ms. Tolliver also led a services business for Dow Chemical, in addition to holding a variety of other roles in her 20 plus years with the company. Ms. Tolliver received a bachelor’s degree in Business Information Systems and Computer Science from Ohio University.

Ms. Tolliver has significant experience and expertise in the areas of information technology and innovation. She also has demonstrated the ability to successfully lead a service business. Ms. Tolliver meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

10	2022 Proxy Statement

PROPOSAL ONE: ELECTION OF DIRECTORS

Henry W. “Jay” Winship (Director Nominee)
Henry W. “Jay” Winship, 54 years old, joined C.H. Robinson as a director in 2022. Mr. Winship is the Founder, President and Managing Member of Pacific Point Capital LLC and the Founder and Managing Member of Pacific Point Wealth Management LLC (collectively, “Pacific Point”), a privately owned asset management firm. Prior to founding Pacific Point in 2016, Mr. Winship was a Principal, Senior Managing Director and Investment Committee member of Relational Investors LLC. Mr. Winship has over 25 years of investment experience including knowledge in the areas of investment management, portfolio construction, corporate finance, securities analysis, corporate governance, mergers, acquisitions and investment banking. Mr. Winship currently serves on the board of Bunge Limited (NYSE: BG). He has previously served as a director on the boards of CoreLogic, Inc. and Esterline Technologies Corporation. He also serves on the Board of Advisors of the Corporate Governance Institute at San Diego State University Fowler College of Business. Mr. Winship received a Master of Business Administration from the University of California, Los Angeles and a Bachelor of Business Administration in Finance from the University of Arizona. Mr. Winship is also a Certified Public Accountant and holds the designation of Chartered Financial Analyst.

Mr. Winship has significant experience and expertise in the areas of significant experience and expertise in the areas of capital markets, corporate governance and logistics. He also has public board experience through his membership on the boards of Bunge Limited, CoreLogic, Inc. and Esterline Technologies Corporation.

The information below reflects the diversity of the current members of the Board of Directors.

Board Diversity Matrix (As of March 22, 2022)
	Female	Male
Total Number of Directors	12
Part I: Gender Identity
Directors	3	9
Part II: Demographic Background
African American or Black	0	1
White	3	8

BOARD VOTING RECOMMENDATION

The Board of Directors recommends a vote FOR the election of Scott P. Anderson, Robert C. Biesterfeld Jr., Kermit R. Crawford, Timothy C. Gokey, Mark A. Goodburn, Mary J. Steele Guilfoile, Jodee A. Kozlak, Henry J. Maier, James B. Stake, Paula C. Tolliver, and Henry W. "Jay" Winship as directors of C.H. Robinson Worldwide, Inc.

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BOARD OF DIRECTORS GOVERNANCE MATTERS
The Board of Directors (or the “Board”) has a policy that all directors and nominees nominated for election at the Annual Meeting are expected to attend the Annual Meeting. In 2021, all of the director nominees who were directors at that time attended the Annual Meeting.
During 2021, the Board of Directors held five meetings. Each director holding office during the year attended at least 75% of the aggregate of the meetings of the Board (held during the period for which he or she had been a director) and the meetings of the committees of the Board on which he or she served (held during the period for which he or she served on a committee).
The Board has four committees: the Audit Committee, the Talent & Compensation Committee, the Governance Committee, and the Capital Allocation and Planning Committee. Currently, members and chairs of these committees are:

Directors	Audit	Talent & Compensation	Governance	Capital Allocation and Planning
Scott P. Anderson(1)	x		Chair	x
Robert C. Biesterfeld Jr.				x
Kermit R. Crawford(1)		x	x
Wayne M. Fortun(1)		x	x
Timothy C. Gokey(1)	x	x
Mary J. Steele Guilfoile(1)		x	x
Jodee A. Kozlak(1)		Chair	x
Henry J. Maier(1)			x	x
Brian P. Short(1)	x		x
James B. Stake(1)	Chair	x
Paula C. Tolliver(1)	x	x
Henry W. "Jay" Winship(1)		x		Chair

(1)Director is indicated as independent.

Board Leadership Structure
Mr. Anderson, an independent director who has served on the Board since 2012, serves as the independent chairman of the Board.
Our Corporate Governance Guidelines provide that the chairman, in consultation with other Board members, sets the agenda for regular meetings of the Board, and the chair of each committee is responsible for the agendas for the meetings of the applicable committee. Directors and committee members are encouraged to suggest agenda items and may raise other matters at meetings.
We believe that our leadership structure supports the Board’s risk oversight function. Strong independent directors serve as chairs of the committees most directly involved in the risk oversight function, there is open communication between management and the Board, and all directors are involved in the risk oversight function.
Risk Oversight
The Board is actively involved in the oversight of risks that could affect the company. This oversight is conducted primarily through the Audit Committee. The Audit Committee Charter establishes that one of the responsibilities of the Audit Committee is to review the key risks or exposures and assess the steps management has taken to minimize such risk on an annual basis. Management is responsible for our Enterprise Risk Management ("ERM") program, which includes key risk identification, mitigation efforts, day-to-day management, and communication to the Audit Committee. The ERM program allows the company to evaluate risks and their potential impact to the company based on multiple factors, including but not limited to business conditions, company capabilities, and risk tolerance. The ERM program is facilitated by the company's Internal Audit Department and consists of identifying and classifying risks, enlisting risk owners, facilitating risk mitigation efforts, and communicating results to senior management and the Audit Committee. Changes in

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the company’s risk profile may also be identified through routine internal audits and ongoing discussions with members of the company's operational staff and management. A significant component of the ERM program is the annual risk assessment, which includes interviews of various key personnel and risk owners within the company, as well as with members of the Audit Committee. The results of the annual risk assessment are presented to the Audit Committee. The Audit Committee provides periodic risk assessment updates to the Board and solicits input from the Board regarding the company’s risk management practices. In addition, the Talent & Compensation Committee periodically reviews the company’s compensation programs to ensure that they do not encourage excessive risk-taking. Additional review or reports on enterprise risks are conducted as needed by the Board or the committees.
ESG Oversight
C.H. Robinson is committed to being a strong corporate citizen and our value of operating with integrity is core to our success. We believe that identifying and managing critical ESG topics helps ensure the sustainability of our company and drives long-term value for our stakeholders. At C.H. Robinson, our ESG efforts are focused on climate action, people empowerment and ethical business practices. Oversight of these issues starts with the Board and our chief executive officer ("CEO"), as well as our chief human resources and ESG officer.
The full Board receives regular updates on ESG strategy and risk management. Additionally, the Board committees oversee specific areas of our ESG efforts. The Governance Committee receives annual updates on ESG strategy and risks, as well as environmental sustainability; the Talent & Compensation Committee has oversight of talent strategies, diversity, equity, and inclusion, company culture and other talent-related topics. The Audit Committee has oversight of ethics and compliance, risk management, cybersecurity and data privacy.
See our annual ESG Report on our website for more information. Our 2021 report will be available in April 2022 and will include disclosures aligned to Sustainability Accounting Standards Board and Task Force on Climate-Related Financial Disclosure.
The Audit Committee
All of our Audit Committee members are “independent” under applicable Nasdaq listing standards and Securities and Exchange Commission rules and regulations. The Board has determined that all five members of the Audit Committee, Messrs. Anderson, Gokey, Short, and Stake, and Ms. Tolliver, meet the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission. The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the company. The Audit Committee has the sole authority to appoint, review, and discharge our independent auditors, and has established procedures for the receipt, retention, and response to complaints regarding accounting, internal controls, or audit matters. In addition, among other responsibilities in the Audit Committee Charter, the Audit Committee is responsible for:
(1)Reviewing the scope, timing, and costs of the audit with the company's independent registered public accounting firm and reviewing the results of the annual audit;
(2)Assessing the independence of the outside auditors on an annual basis, including receipt and review of a written report from the independent auditors regarding their independence consistent with applicable rules of the Public Company Accounting Oversight Board;
(3)Reviewing and approving in advance the services provided by the independent auditors;
(4)Overseeing the internal audit function;
(5)Reviewing the company’s significant accounting policies, financial results, and earnings releases and the adequacy of our internal controls and procedures;
(6)Reviewing the risk management status of the company, including cybersecurity risks; and
(7)Reviewing and approving related-party transactions.
The Audit Committee held eight meetings during 2021. The Audit Committee has engaged Deloitte & Touche LLP as the independent auditor for fiscal year 2022 and is recommending that the company’s shareholders ratify this appointment at the Annual Meeting. The report of the Audit Committee is found on page 47 of this Proxy Statement.

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The Talent & Compensation Committee
All of our Talent & Compensation Committee members are “independent” under applicable Nasdaq listing standards and Internal Revenue Service and Securities and Exchange Commission rules and regulations. Mr. Winship was appointed to the Talent & Compensation Committee on February 28, 2022. The Talent & Compensation Committee has oversight responsibilities relating to executive compensation, employee compensation and benefits programs and plans, and succession and leadership development. In addition, among other responsibilities in the Talent & Compensation Committee Charter, the Talent & Compensation Committee is responsible for:
(1)Reviewing the performance of the chief executive officer;
(2)Determining all elements of the compensation and benefits for the chief executive officer and other executive officers of the company;
(3)Reviewing and approving the company’s compensation programs, including equity-based plans, for management employees generally;
(4)Reviewing the company’s policies, practices, performance, disclosures and progress toward goals with respect to significant issues of Diversity, Equity & Inclusion ("DEI") and Human Capital Management, including the alignment of such efforts with the company’s overall strategy;

(5)Overseeing the company’s process of conducting advisory shareholder votes on executive compensation; and
(6)Reviewing executive officers’ employment agreements; separation and severance agreements; change in control agreements; and other compensatory contracts, arrangements, and benefits.
The Talent & Compensation Committee held five meetings during 2021. See 2021 Compensation Discussion and Analysis beginning on page 19 including Section VI, Compensation Process, beginning on page 31, for a discussion of the role played by our chief executive officer in compensation decisions. The Talent & Compensation Committee report on executive compensation is found on page 42 of this Proxy Statement.
The Governance Committee
All members of our Governance Committee are “independent” under applicable Nasdaq listing standards. The Governance Committee serves in an advisory capacity to the Board on matters of organization and the conduct of Board activities. Among other responsibilities in the Governance Committee Charter, the Governance Committee is responsible for:
(1)Periodically reviewing and making recommendations to the Board as to the size, diversity, and composition of the Board and criteria for director nominees;
(2)Identifying and recommending candidates for service on the Board;
(3)Reviewing and revising the company’s Corporate Governance Guidelines, including recommending any necessary changes to the Corporate Governance Guidelines to the Board;
(4)Leading the Board in an annual review of the performance of the Board and the Board committees;
(5)Making recommendations to the Board regarding Board committee assignments;
(6)Making recommendations to the Board on whether each director is independent under all applicable requirements;
(7)Making recommendations to the Board with respect to the compensation of non-employee directors;
(8)Periodically reviewing with the company’s chief legal officer developments that may have a material impact on the company’s corporate governance programs, including related compliance policies; and
(9)Reviewing, at least annually, the company’s policies, practices, performance, disclosures, and progress toward goals with respect to significant issues of Environmental, Social, and Governance, including the alignment of such efforts with the company’s overall strategy.
The Governance Committee considers Board nominees recommended by shareholders. The process for receiving and evaluating these nominations from shareholders is described below under the caption “Nominations.”

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The Governance Committee held three meetings during 2021.
The Capital Allocation and Planning Committee
The Capital Allocation and Planning Committee serves in an advisory capacity to the Board on matters of capital allocation and strategic planning. The Capital Allocation and Planning Committee is responsible for objectively assessing value creation opportunities and to support and make recommendations to the Board and to support management’s review of the company’s capital allocation, operations and strategy and enhanced transparency and disclosures to shareholders.
The Capital Allocation and Planning Committee did not hold any meetings during 2021, because it was formed in March 2022.
Committee Charters and Governance Documents
The charters for each of the required Committees of the Board of Directors, our Corporate Governance Guidelines, and our company’s Code of Ethics, which are all a part of our Corporate Compliance Program, are posted under the Governance section of the Investors page of our website at www.chrobinson.com.
Certain sections of this Proxy Statement reference or refer you to materials on our website at www.chrobinson.com. These materials are not incorporated by reference in, and are not a part of, this Proxy Statement.
Shareholder Communications with Board
C.H. Robinson shareholders and other interested parties may send written communications to the Board of Directors or to any individual director by mailing it to C.H. Robinson Worldwide, Inc., Board of Directors, c/o C.H. Robinson Corporate Secretary, 14701 Charlson Road, Suite 1200, Eden Prairie, MN 55347. These communications will be compiled by the corporate secretary and periodically submitted to the Board of Directors or individual directors.
Nominations
The Governance Committee considers director nominee recommendations from a wide variety of sources, including members of the Board of Directors, business contacts, community leaders, and members of management. The Governance Committee will also consider shareholder recommendations for director nominees using the same selection criteria and qualifications as nominees identified by other sources, as described below. The Governance Committee may also engage search firms to assist in the director recruitment process.
On March 1, 2022, the company entered into a cooperation agreement with Ancora Holdings Group, LLC, its investment advisor affiliates and other individuals and entities in its shareholder group (the"Ancora Group"), pursuant to which we appointed Mr. Maier and Mr. Winship to the Board of Directors, among other things. The cooperation agreement governs certain matters, such as the size of the Board of Directors and the composition of the Board’s committees. Effective upon execution of the cooperation agreement, the Ancora Group withdrew its notice of intent to nominate director candidates for election to the Board at the Annual Meeting.
The Governance Committee determines the selection criteria and qualifications of director nominees based upon the needs of the company. The Board of Directors believes that the directors should possess the highest personal and professional ethics and integrity and be committed to representing the long-term interests of the company’s shareholders. Preferred qualifications also include current or recent experience as a chief executive officer or senior leadership and expertise in a particular business discipline. Directors should be able to provide insights and practical wisdom based on their experience and expertise. The company is committed to diversity, equity, and inclusion, and as such, the Corporate Governance Guidelines provide, and the Governance Committee believes, that creating a Board of Directors with a diversity of gender, ethnicity, background, talent, experience, accomplishments, and perspectives is in the best interests of the company and its shareholders. The company is committed to considering candidates for the Board of Directors, regardless of gender, ethnicity, and national origin. Any search firm retained to assist the Governance Committee in seeking director candidates is instructed to consider these commitments.
Shareholders who would like to directly nominate a director candidate must give written notice to the company’s corporate secretary, either by personal delivery or by United States mail, at the following address: 14701 Charlson Road, Eden Prairie, MN 55347. The shareholder’s notice must be received by the corporate secretary no later than (a) 90 days before the anniversary date of the previous year’s Annual Meeting or (b) the close of business on the tenth day following the date on which notice of a special meeting of shareholders for election of directors is first given to shareholders. Accordingly, nominations for the 2023 Annual Meeting must be received by February 4, 2023, unless the alternative deadline is

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triggered. For each proposed nominee, the shareholder’s notice must comply with and include all information that is required to be disclosed under our Bylaws, any applicable Securities and Exchange Commission rules and regulations, and any applicable laws. The written notice must also include a written consent of the proposed nominee, agreeing to stand for election if nominated by the Governance Committee, and to serve as a director if appointed by the Board of Directors. The shareholder’s notice must also include:
(1)The name and address of the shareholder making the nomination;
(2)The number of C.H. Robinson shares entitled to vote at the meeting held by the shareholder;
(3)A representation that the shareholder is a holder of record of C.H. Robinson Common Stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person named in the notice; and
(4)A description of all arrangements or understandings between the shareholder and each nominee.
We also provide shareholders with a “proxy access” right that entitles shareholders meeting certain eligibility requirements to include nominees for director in our proxy statement. The proxy access right entitles a shareholder, or group of up to 20 shareholders, owning at least 3% of our outstanding shares of Common Stock continuously for at least three years to nominate and include in our proxy statement director nominees constituting up to the greater of two individuals or 20% of the Board of Directors. The shareholder’s notice must be delivered to the company’s corporate secretary as set forth above and must be received by the corporate secretary no earlier than 150 days, and no later than 120 days, before the anniversary date of the mailing of the previous year’s proxy statement, unless an alternative deadline under our Bylaws is triggered. Accordingly, nominations for inclusion in our proxy statement for the 2023 Annual Meeting must be received no earlier than October 23, 2022, and no later than November 22, 2022, unless an alternative deadline is triggered. In addition, the shareholder’s notice must comply with the information requirements described above for other direct nominations of director candidates, as well as the additional notice and information requirements described in our Bylaws.
The Governance Committee initially evaluates a prospective nominee based on his or her resume and other background information that has been provided to the committee. For further review, a member of the Governance Committee will contact those candidates whom the Governance Committee believes are qualified, may fulfill a specific need of the Board of Directors, and would otherwise best contribute to the Board of Directors. Based on the information the Governance Committee learns during this process, it determines which nominee(s) to recommend to the Board of Directors to submit for election. The Governance Committee uses the same process for evaluating all nominees, regardless of the source of the nomination.

Any shareholder interested in presenting a nomination for consideration by the Governance Committee prior to the 2023 Annual Meeting should do so as early as possible, to provide adequate time to consider the nominee and comply with our Bylaws.
Compensation of Directors
Every two to three years, the Governance Committee engages with Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), to review board compensation market data. As necessary, this data is used by the Governance Committee in preparation for determining and recommending changes to board compensation.

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The table below outlines the current annual compensation program for our non-employee directors:

Compensation Element	Compensation Amount ($)
Non-Employee Director Compensation:
Annual Cash Retainer	$110,000
Annual Equity Award (RSUs)	175,000(1)
Independent Chairman of the Board Additional Cash Retainer	100,000
Committee Service Compensation(2):	Chair	Member
Audit Committee	$30,000	$12,500
Governance Committee	20,000	7,500
Talent & Compensation Committee	20,000	7,500

(1)After reviewing board compensation market data presented by Aon, the Governance Committee approved a $25,000 increase to the annual equity award (RSU) value in December 2021. The RSU value increased from $150,000 to $175,000, effective January 1, 2022.
(2)Members of the Capital Allocation and Planning Committee, including non-employee directors, do not earn additional compensation for their participation.
Cash retainers are paid in quarterly installments, at the end of each calendar quarter. Before the retainers are earned, the directors may elect to receive all or a portion of their retainers in cash, stock, or restricted stock units that are immediately vested and are payable to the directors after their service on the Board of Directors has ended. The annual equity award is delivered in the form of fully vested restricted stock units that settle in shares of stock after the director leaves the Board of Directors.
Directors are required to own a minimum of five times their annual cash retainer in company stock no later than five years after joining the Board of Directors. We base the stock ownership requirements on all shares of company stock deemed owned by a director, which includes vested stock options, vested and unvested restricted stock units, and stock beneficially owned by the director, including owned in a trust, by a spouse, or by dependent children for our directors. All directors are in compliance with the company stock ownership requirements.
C.H. Robinson also reimburses non-employee directors for reasonable expenses incurred in attending Board of Directors meetings and for expenses incurred in obtaining continuing education related to service on our Board of Directors. Directors who are also employees of C.H. Robinson are not separately compensated for serving as a member of the Board of Directors.

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2021 Director Compensation Table

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Total	Aggregate Number of Shares Subject to Stock Awards Outstanding as of December 31, 2021(2)
Scott P. Anderson	$242,500		$120,000	$362,500	21,904
Kermit R. Crawford	125,000		120,000	245,000	1,970
Wayne M. Fortun	125,000		120,000	245,000	18,663
Timothy C. Gokey	130,000	(3)	120,000	250,000	12,515
Mary J. Steele Guilfoile	125,000		120,000	245,000	13,620
Jodee A. Kozlak	137,500		120,000	257,500	17,645
Brian P. Short	130,000	(3)	120,000	250,000	44,626
James B. Stake	147,500		120,000	267,500	25,189
Paula C. Tolliver	130,000		120,000	250,000	8,443

(1)The dollar value reflected in this column was awarded as fully vested restricted stock units of the company. Shares equal to the number of restricted stock units will be distributed to the director after his or her board membership terminates. The number of units issued to a director is determined by dividing the $150,000 value by the closing price of a share of our common stock on the date of grant. In accordance with Accounting Standards Codification 718 ("ASC 718"), these awards are discounted to reflect the restrictions on the awardee's ability to sell or transfer vested awards until his or her board membership terminates. The fair value of these awards is established based on the market price on the date of grant, discounted for post-vesting holding restrictions.
(2)Includes fully vested restricted stock units.
(3)The director has elected to receive the dollar value of these fees in restricted stock units of the company. Shares equal to the number of restricted stock units will be distributed after termination of board membership.
Talent & Compensation Committee Interlocks and Insider Participation
The members of the Talent & Compensation Committee are Kermit R. Crawford, Wayne M. Fortun, Timothy C. Gokey, Mary J. Steele Guilfoile, Jodee A. Kozlak (Chair), James B. Stake, Paula C. Tolliver, and Henry W. "Jay" Winship. The Talent & Compensation Committee members have no interlocking relationships requiring disclosure and are deemed independent under the rules of the Securities and Exchange Commission.

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2021 EXECUTIVE COMPENSATION
2021 Compensation Discussion and Analysis The following Compensation Discussion & Analysis (“CD&A”) describes the background, objectives, and structure of our executive compensation programs. This CD&A is intended to be read in conjunction with the tables beginning on pages 33, which provide further historical compensation information for the following Named Executive Officers (“NEOs”):
•Robert C. Biesterfeld Jr., President and Chief Executive Officer
•Michael P. Zechmeister, Chief Financial Officer
•Mac S. Pinkerton, President of North American Surface Transportation ("NAST")
•Arun D. Rajan, Chief Product Officer
•Michael J. Short, President of Global Freight Forwarding
I. Executive Summary
Compensation Philosophy and Structure
The objective of our pay for performance compensation philosophy is to attract and retain, across our entire employee base, top talent who will drive business growth and deliver long-term value for the company and our shareholders. Our philosophy is built on the following principles:
•Pay for performance;
•Align the interests of management to our shareholders;
•Reward profitable long-term growth;
•Support company goals, business transformation, and company culture; and
•Pay market competitive compensation that attracts, retains, and motivates top talent and allows for upside opportunity to reward that talent for the company's top quartile performance.
The company reviews market survey data provided by an independent compensation consultant to assess market competitiveness of the components of NEO compensation, including appropriate mix of cash and equity. The company also relies on broader survey data to assess market competitiveness of executive compensation components.
2021 C.H. Robinson Performance Highlights and Incentive Payouts
2021 will be remembered as a year with some of the most significant supply chain disruptions and capacity challenges the industry has experienced in decades. Despite these challenges, the C.H. Robinson team effectively helped our customers and contract carriers navigate the unprecedented level of supply chain disruption, allowing us to provide the superior level of service that global customers have come to expect from C.H. Robinson. The strength and resilience of our model and team were evident as we generated record annual results in 2021, and demand for our global suite of services and for our digital freight platform continues to grow.
The following summarizes C.H. Robinson's financial, operational, and strategic achievements in 2021 including year-over-year operating comparisons to 2020:
•Total revenues increased 42.5% to $23.1 billion, driven by higher pricing and volumes across our global suite of services.
•Adjusted gross profits(1) ("AGP") increased 30.7% to $3.2 billion, driven by increased pricing and volumes in nearly all service lines, most notably ocean and truckload services, resulting in higher AGP per transaction.
•Income from operations totaled $1.1 billion, up 60.7% from last year primarily due to the increase in AGP, partially offset by the increase in operating expenses.
•Diluted earnings per share (EPS) increased 69.6% to $6.31.
•Delivered a 620-basis point favorable spread in our 2021 NAST productivity index, which represents the difference between the year-over-year change in NAST volume and the change in NAST headcount.
•Cash returned to shareholders increased 119% to $886 million.
•Increased our regular quarterly dividend 7.8% from $0.51 per share to $0.55 per share.

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2021 EXECUTIVE COMPENSATION
•153% year-over-year increase in volume driven through our real-time, dynamic pricing tools in 2021. $875 million of revenue was generated through this digital channel, up 193% over 2020.
•Over 1.2 million fully automated bookings in our NAST truckload business, an increase of 65% compared to 2020.

(1)Adjusted gross profit is a non-GAAP measure. Additional information about adjusted gross profit, including a reconciliation to gross profit, is available in our annual report on Form 10-K for the year ended December 31, 2021.
The North American surface transportation market experienced extremely tight carrier capacity in 2021 as strong demand combined with ongoing driver availability and supply chain disruptions caused by port congestion and weather events drove the cost of purchased transportation to significantly higher levels. This compared to an extremely volatile market in 2020 resulting from the early stages of the COVID-19 pandemic and restrictions implemented to control the outbreak, which drove significant volatility in customer demand and carrier capacity. Throughout the COVID-19 pandemic we have continued to work with our customers to meet our contractual commitments and reshape our portfolio by adapting our pricing to reflect the rising cost environment and participating to a greater extent in the spot market. The strength of our operating model resulted in consistent growth in our combined NAST truckload and less-than-truckload ("LTL") volume compared to the significant volatility seen in the industry.
The best-in-class solutions delivered by our network of supply chain experts resulted in strong financial results in 2021. NAST APTI (as defined on page 21) finished above target at $542,430 in 2021, driven by higher AGP per shipment in truckload and LTL services and a 5.5% increase in our combined NAST truckload and LTL volumes. NAST APTI was one of the performance measures for our annual cash incentive plan for 2021 for one of our NEOs.
The global forwarding market has also been significantly impacted by supply chain disruptions caused by ongoing port congestion along with equipment and labor shortages in 2021. These disruptions combined with strong demand have continued to drive purchased transportation costs for both ocean and air freight to historic levels. As with the North American surface transportation market, this compared to the significant volatility seen in 2020 resulting from the COVID-19 pandemic. Our network of supply chain experts helped our customers effectively manage this challenging global freight market resulting in strong growth in both AGP and volumes. Ocean volumes increased 17.0%, air freight tonnage increased 45.5%, and customs brokerage volumes increased 13.5% driven by higher award sizes from existing customers and new customer growth.
The strong execution by our Global Forwarding team resulted in record-breaking financial results and elevated incentive compensation achievement. Global Forwarding APTI growth finished at $504,623 in 2021. Global Forwarding APTI was one of the performance measures for one of our 2021 NEOs.
The strong financial results noted above resulted in an increase of diluted earnings per share from $3.72 in 2020 to $6.31 in 2021 and translated into above-target incentive payouts under our annual cash incentive plan for our NEOs and earned vesting in our performance-based equity awards.
Our enterprise APTI, which is one of the measures used to determine annual cash incentive payments for all of our NEOs in 2021, finished at $1,029,675 in 2021 and we achieved above-target incentive payouts for our NEOs.

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2021 EXECUTIVE COMPENSATION
Our compensation components are as follows:

Element	Performance Period	Objective	Performance Measured/ Rewarded
Base Salary	Annual	Attracts, retains, and rewards top talent and reflects an NEO's responsibilities, performance, leadership potential, succession planning, and relevant market data.	Provides NEOs with fixed compensation that serves as a vehicle to attract and retain. Rewards executives for key performance and contributions. Generally we target the 50th percentile for our defined market for talent.
Annual Cash Incentive	Annual	Motivates and rewards our executives for the achievement of financial performance and certain strategic goals for the company related to its transformation.
In 2021, the annual cash incentive was based on the following:
•CEO - Target opportunity was 150% of base salary and was based on enterprise adjusted pre-tax income ("APTI"). APTI is defined as pre-tax income, adjusted to exclude executive bonuses and unusual or extraordinary items.
•Operating Executive Officers - Target opportunity varied from 50% to 80% of base salary and was based on the APTI of the business division and/or region of responsibility for the executive, enterprise APTI, and management business objectives ("MBOs"), one specific to DEI.
•Administrative Officers - Target opportunity varied from 70% to 85% of base salary and was based on enterprise APTI and MBOs, one specific to DEI.
•For all executive officers the maximum annual incentive that may be paid is two times the planned annual incentive at target.
•Threshold and maximum performance goals for NEOs were set at 70% and 120% of the relevant APTI targets, respectively.

Performance Stock Units (PSUs)	Long-Term	Aligns the interests of management and shareholders.
•Accounts for 50% of NEOs' equity grant value.
•75% of PSUs are aligned to Earnings Per Share ("EPS"), which aligns to business strategy for long-term performance, across varying market cycles and longer-term secular changes. EPS awards vest based on a cumulative 3-year measure.
•25% of PSUs are aligned to budgeted adjusted gross profit which aligns to our commitment to our customers and rewards management for profitable growth for each of three successive 1-year periods.
•Both measures under the PSU plan have a vesting period of 3 years and a 1-year delayed distribution of shares.
•To reward for driving high levels of performance, participants may earn up to two times the number of shares granted.

Restricted Stock Units (RSUs)	Long-Term	Aligns the interests of management and shareholders.Supports our desire to retain our critical talent to drive our long-term business transformation.	•Accounts for 50% of NEOs' equity grant value. •RSUs have a vesting period of 3 years and a 1-year delayed distribution of shares.

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2021 EXECUTIVE COMPENSATION
Other Compensation considerations are as follows:
•Mix of Executive Compensation: Our CEO’s target total compensation includes a mix of pay that is heavily weighted to long-term, equity-based incentives (73%). On average, our NEOs other than our CEO have an average of 60% of total compensation targeted to be paid in long-term, equity-based incentives. These figures are based on annual equity compensation awards only, including, in the case of Mr. Rajan, his annual equity award received upon hire, but not a restricted stock unit award intended to replace equity he forfeited from his prior employer. This is consistent with our philosophy of strong linkage between pay and performance.
1Equity compensation includes 50% PSUs and 50% RSUs.
1Equity compensation includes 50% PSUs and 50% RSUs.

•Stock ownership guidelines: To ensure alignment with our shareholders, the Talent & Compensation Committee has established stock ownership guidelines for our executive officers. The Talent & Compensation Committee believes that linking a significant portion of the executive officer’s personal holdings to the company’s success aligns our executive interests with that of our shareholders. Therefore, executive officers are expected to own a significant amount of C.H. Robinson stock. The Talent & Compensation Committee has established stock ownership guidelines for our executive officers based on all shares of company stock deemed owned by an executive officer, which includes vested stock options, stock held in the company 401(k) plan, vested and unvested performance shares and restricted stock units. It also includes stock beneficially owned by the officer, including owned in a trust, by a spouse, or by dependent children. Equity ownership guidelines for executive officers are as follows:
•CEO: Six times base salary

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•Other NEOs: Three times base salary
•Other direct reports to the CEO: Three times base salary
It is expected that new or recently promoted members of the executive team will achieve the appropriate level of ownership within five years of their appointment. All NEOs are in compliance with the company stock ownership requirements.
•Clawback policy: We have an incentive compensation recovery policy pursuant to which the Talent & Compensation Committee may require the reimbursement or forfeiture of incentive compensation to the extent it, or a portion of it, was awarded, vested or paid based on the achievement of financial results that were, within a year later, restated due to material non-compliance with any financial reporting requirement under securities laws that results from the executive's misconduct or supervisory or other failure.
•Prohibition against pledging and hedging: Our officers and directors are prohibited from pledging their company stock and from engaging in transactions in puts, calls or other derivative securities or hedging their investments in company stock.
Say-On-Pay
The Talent & Compensation Committee considers the results of the shareholders’ advisory vote on the compensation of NEOs. At our 2021 and 2020 Annual Meetings, our say-on-pay proposals received “for” votes that represented approximately 84% and 93%, respectively, of the shares voted on the proposals. The Talent & Compensation Committee considered the results of these say-on-pay votes and other shareholder feedback when evaluating our compensation practices and policies in 2021, and when setting the compensation of our NEOs for 2021. The Talent & Compensation Committee believes that our say-on-pay proposal results demonstrate shareholders’ support of our compensation practices.
As a result of the decline in the level of our say-on-pay support between 2020 and 2021, we leveraged feedback from both proxy advisory reports and C.H. Robinson's Investor Relations team. Based on this feedback received from our shareholders, as well as the Talent & Compensation Committee's consideration of competitive market practices, and its goal of linking executive pay and performance, the Talent & Compensation Committee approved the following changes to our compensation programs:

What We Heard....	How We Responded....
Consider linking the payment of dividends to the vesting of underlying shares	Effective with our 2022 grant cycle, C.H. Robinson will no longer pay dividends on unvested shares
Consider, on a going-forward basis, having the treatment of equity awards that are assumed or converted following a change in control be double trigger	Effective January 1, 2022, C.H. Robinson has included a double trigger for time-based awards made after that date
Enhance disclosure regarding the clawback policy to demonstrate coverage of all current and former Section 16 officers and both cash and equity incentive compensation	C.H. Robinson currently has a clawback policy. We have included the language of this policy within our equity plan document and described the policy in this Proxy Statement
Consider disclosing a peer group that can be used to make executive compensation decisions	C.H. Robinson continues to explore the use of a formal peer group and we are considering this change for 2023
Consider having more than a single, absolute metric under the long term incentive plan	In 2021, C.H. Robinson introduced a new Long Term Incentive Plan that has two performance measures: EPS and budgeted Adjusted Gross Profit
Consider the performance period for the long term incentive plan	In 2021, C.H. Robinson introduced a new Long Term Incentive Plan where the measure for EPS has a cumulative 3-year performance period

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II. Compensation Philosophy
Performance based compensation and alignment of individual, company, and shareholder goals are integral components of C.H. Robinson’s culture and management approach. Performance based compensation makes up a significant portion of our employees’ total compensation package. In addition, approximately 13% of our total employees hold equity they received through our current equity incentive plan.
C.H. Robinson, with guidance and oversight from our Talent & Compensation Committee, has adopted an executive officer compensation philosophy that is intended to be consistent with our overall compensation approach and to achieve the following goals:
(1)Pay incentive compensation aligned with company earnings performance;
(2)Encourage executives to make long-term career commitments to C.H. Robinson and aligns executives' interests with those of our shareholders;
(3)Balance incentive compensation to achieve both annual and long-term profitability and growth;
(4)Emphasize supporting both team and company goals, business transformation, and company culture; and
(5)Provide a level of total compensation necessary to attract, retain, and motivate high quality executives.
Compensation decisions regarding individual executive officers are based on several factors, including individual performance, level of responsibility, unique skills of the executive, tenure, demands and complexity of the position, and critical nature of the role.

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III. Key Compensation Practices
Our compensation framework and pay-for-performance practices provide appropriate incentives to our executive officers to achieve our financial goals and align our executives with our shareholders’ interests.

What We Do	What We Don’t Do
We Do require approval of our executive compensation and incentive payouts by our independent Talent & Compensation Committee	We Don't have guaranteed bonuses
We Do target pay opportunity that is generally aligned to the 50th percentile of general market data and a select group of industry companies that are of similar size, as well as aligned to our business model of a platform company and two-sided market place
We Don't have supplemental pension or executive retirement plan (SERP) benefits
We Do have the majority of pay at risk and performance based	We Don't allow repricing of underwater options or stock appreciation rights without shareholder approval
We Do have the majority of annual incentive compensation performance metrics directly tied to a key driver of shareholder value (APTI)	We Don't allow hedging or pledging of company shares by our officers or directors
We Do have appropriate caps on incentive plan payouts; two times target opportunity	We Don't allow discounted options or SAR grants
We Do have double trigger change of control provisions in time-based equity awards made after January 1, 2022	We Don't have single trigger change of control provisions in time-based equity awards
We Do have long-term incentives that are performance based to create alignment with shareholders	We Don't have executive only perquisite benefits
We Do have long term incentive plan performance metrics that, one of which is multi-year, that reward management for scaling the business and creating profitable market share growth	We Don't allow transactions in company stock by our executive officers without pre-clearance
We Do have robust stock ownership guidelines and a minimum of a 1-year deferred delivery requirement for shares earned under equity awards
We Do have a clawback policy
We Do have our equity compensation subject to forfeiture and clawback if executive violates company employment agreements
We Do have a Talent & Compensation Committee comprised entirely of independent directors
We Do have our Talent & Compensation Committee engage with an independent consultant
We Do have our Talent & Compensation Committee regularly meet in executive session without management present

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IV. Elements of Executive Compensation
Base Salary
Annual base salary is designed to compensate our executive officers as part of a total compensation package necessary to attract, retain, and motivate high quality executives. Our 2021 base salaries, which took effect March 31, 2021, generally reflect the 50th percentile of our defined market for talent.
The Talent & Compensation Committee reviews base salaries annually and adjusts base salaries to reflect an NEO's responsibilities, performance, leadership potential, succession planning, and relevant market data.

NEO	Title	2020 Base Salary	2021 Base Salary	% Change
Robert C. Biesterfeld Jr.	President and Chief Executive Officer	$1,025,000	$1,075,000	5%
Michael P. Zechmeister	Chief Financial Officer	710,000	725,000	2%
Mac S. Pinkerton	President of NAST	600,000	610,000	2%
Arun D. Rajan(1)	Chief Product Officer	N/A	800,000	N/A
Michael J. Short	President of Global Forwarding Freight	540,000	550,000	2%

(1)Mr. Rajan was appointed Chief Product Officer on September 1, 2021.

Non-Equity Incentive Plan Compensation (“annual cash incentive compensation”)
The primary objectives of our annual cash incentive compensation are to motivate our people to grow our company profits, align pay with annual company performance, and motivate and incent the company's executive leaders for achievement of important goals aligned to their function or division MBOs (as defined on page 21). The Talent & Compensation Committee included MBOs as part of our fiscal 2021 annual cash incentive compensation plan for each NEO, other than Mr. Biesterfeld and Mr. Rajan, to incentivize the achievement of more individualized financial and operational objectives that are critical to our long-term strategy as well as our commitment to DEI (as defined on page 14). The MBOs were designed to recognize the initiatives that help the company navigate the large cyclical swings that affect the freight transportation environment, as well as our initiatives to continue driving operating margin expansion over the long-term, achieve overall market-share growth, and the successful implementation of our digital transformation efforts. The DEI MBO directly supports the company's DEI goals and serves to hold leaders accountable for advancing the company's DEI strategy. For 2021, for Mr. Biesterfeld and Mr. Rajan, APTI (as defined on page 21) growth represented 100% of the total annual incentive opportunity. APTI growth represented 80% of the total annual incentive opportunity with 20% tied to MBOs for the other NEOs.
The Talent & Compensation Committee approves an individualized incentive compensation plan for each NEO in the first quarter of the calendar year. NEO annual incentive compensation amounts are set as a percentage of their base salary, to reflect the executive’s responsibilities, performance, and contribution to overall company goals. The measure used to determine the financial component of annual incentive compensation is APTI. APTI is a non-GAAP financial measure calculated as pre-tax net income adjusted for executive short-term incentives and the impact of acquisitions. See below for a reconciliation of APTI to pre-tax net income. APTI in a non-GAAP financial measure calculated as income before provision for income taxes adjusted for executive bonuses and unusual or extraordinary items. See below for a reconciliation of APTI to income before provision for income taxes. We believe growth in APTI is the appropriate measure for our annual cash incentive compensation because it rewards profitable growth, which is aligned with the interests of our shareholders.
Each year, the Talent & Compensation Committee establishes target APTI growth for the enterprise and the divisions at levels that are consistent with the company’s long-term expected results. Given the transactional nature of a significant portion of our business and our fluctuating adjusted gross profit margins due to market conditions, historically the company has found it difficult to forecast short-term performance. As such, we believe it is important to align targets more closely with our long-term growth goals, with some consideration given to shorter-term market trends and divisional business plans. As a result, our annual APTI growth targets generally do not vary significantly year to year, except under unusual circumstances.

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The threshold, target, and maximum levels of APTI are set each year with the following objectives:
•The relative difficulty of achieving each level is consistent from year to year;
•The target level is challenging but achievable and reflects planned company performance. The performance ranges within which threshold and maximum incentive payouts can be earned are generally consistent with the range of financial results within which performance is expected to occur; and
•A threshold payment is made to reward partial achievement of the target, and a maximum payment rewards attainment of an aggressive, but potentially achievable, level of performance.
For performance between threshold and target or target and maximum, the achievement percentage is determined by linear interpolation. For financial metrics, the performance levels levels range from a threshold payment at 70% of target, to a maximum payment at 120% of target. For the MBO metrics, the performance levels levels range from 90% to 110% of target. The NEO annual incentive compensation payout at maximum is capped at two times the target opportunity.
In 2021, the Talent & Compensation Committee established these APTI targets aligned with our long-term growth objectives and taking into consideration the volatility and uncertainty around of the supply chain marketplace conditions at the time the metrics were set, which included uncertainty around the ongoing impact of the COVID-19 pandemic at the time the metrics were set, which included uncertainty around the ongoing impact of the COVID-19 pandemic. For 2021, the target level of APTI represented 7% growth over 2020 APTI for the Enterprise, 8% growth over 2020 APTI for NAST and 5% growth over 2020 APTI for Global Forwarding. The Talent & Compensation Committee certified the following actual performance levels of APTI for 2021, which represented 60% growth over 2020 APTI for the Enterprise, 14% growth for NAST and 178% growth for Global Forwarding:

2021 NEO Annual Incentive Compensation Financial Metrics ($ in 000's)	Threshold	Target	Maximum	Actual
Enterprise APTI(1)	$480,705	$686,722	$824,066	$1,029,675	(2)
North American Surface Transportation APTI(3)	361,281	516,116	619,339	542,430
Global Forwarding APTI(4)	133,449	190,641	228,769	504,623

Reconciliation of APTI to income before provision for income taxes ($ in 000's)	Enterprise	NAST	Global Forwarding
APTI	$1,029,675	$542,430	$504,623
Less: Executive bonuses(1)(3)(4)	7,521	692	796
Less: Impact of unusual or extraordinary items (2)	(137)	—	—
Income before provision for income taxes	$1,022,291	$541,738	$503,827

(1)In 2021, all NEOs had at least a portion of their financial metrics financial metrics aligned to Enterprise APTI.
(2)In 2021, APTI was adjusted to exclude the revenues and expenses of Combinex Holding B.V., which was acquired during 2021.
(3)In 2021, Mr. Pinkerton had 50% of his financial metrics aligned to Enterprise APTI and 50% aligned 50% of his financial metrics aligned to Enterprise APTI and 50% aligned to NAST APTI.
(4)In 2021, Mr. Short had 50% of his financial metrics aligned to Enterprise APTI and 50% aligned 50% of his financial metrics aligned to Enterprise APTI and 50% aligned to Global Forwarding APTI.

Performance against the MBOs were evaluated after year end, with the CEO making recommendations to the Talent & Compensation Committee on the achievement of each NEO’s MBOs. The Talent & Compensation Committee then determined the level of achievement of the MBOs to determine the level of payout for this component of the plan. The actual target incentive opportunity and payouts, including each NEO’s MBOs, are described in more detail in the tables beginning on page 33.

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Equity Compensation
We use equity compensation as our primary tool for aligning our executives with long-term shareholder interests, rewarding them for the achievement of overall company performance, and retaining them at C.H. Robinson. Equity compensation represents approximately 73% of our CEO's total target compensation and approximately 60% of target compensation for other NEOs. Our equity compensation philosophy is to pay for performance and rewards profitable long-term growth. We believe equity compensation is an integral component of meeting our compensation goals as outlined in our compensation philosophy. Our shareholder-approved equity incentive plan is designed to give us flexibility to achieve these objectives.
In 2021, we made changes to our equity compensation program components and vesting structure. Equity compensation is a critical part of how we incentivize and reward our leadership for enterprise performance. As our strategy in the organization evolves to meet the changing needs of our marketplace, we made changes to our equity plan to align with that strategy. In designing the changes to our equity plan, we had several key objectives: to support our business transformation and our strong, performance-oriented culture, to ensure we are market competitive in order to attract and retain top talent, to have high perceived value amongst participants, and, of course, to be aligned with our shareholders' interests. Our equity compensation philosophy is to pay for performance and reward profitable long-term growth. The metrics we use in our plan reward management for scaling the business and creating profitable market share growth. More specifically, EPS aligns to our business strategy for long-term performance, across varying market cycles and longer-term secular changes, and AGP aligns to our commitment to our customers and rewards management for profitable growth. We also shortened the vesting and delivery timeframes, which will make our program more attractive, retentive and market competitive.

In 2021, equity awards made to our NEOs consisted of performance based restricted stock units (“PSUs”) and restricted stock units that vest over a three-year period, weighted equally by fair value. As part of the changes for our 2021 equity compensation program, we did not grant stock options. PSUs vest based on the cumulative three-year earnings per share growth and annual adjusted gross profit growth of the company. PSU grants are weighted as 75% aligned with the cumulative three-year earnings per share growth metric while 25% are aligned with annual adjusted gross profit growth targets, as outlined in the chart below.

Equity Mix	% of Award Value	Vesting	Vesting Indicator
PSUs	50%	Performance-based	75% of PSUs tied to 3-year cumulative EPS growth
			25% of PSUs tied to annual adjusted gross profit growth
RSUs	50%	Time-based	3-year ratable
Given the large percentage of their total compensation that is awarded in the form of equity and the long-term nature of the vesting and delivery, we believe these awards are an effective tool for creating long-term ownership, aligning our executives’ interests with those of our shareholders, and linking executive officer compensation to our long-term company growth strategy. We continue to monitor market trends and plan enhancements related to our equity award design.
Performance Based Restricted Stock Units (“PSUs”)
For our PSU grants in 2021, vesting may occur each year for up to three calendar years, based on company performance over that period of time. Any PSU's that are unvested at the end of the three years are forfeited back to the company. Performance vesting is constructed as to vest 0 to 200 percent of the award based on the cumulative three-year earnings per share growth and annual adjusted gross profit achievement, over the three-year vesting period of the award. The calculation of adjusted gross profit is consistent with the same measure reported in our quarterly and annual SEC filings.
The cumulative three-year earnings per share growth target applicable to 75% of the PSUs included a threshold, target, and maximum level for achievement over the period from 2021 through 2023. The annual adjusted gross profit target for 25% of the PSUs included a threshold, target, and maximum level of achievement and one-third of these PSUs are eligible to vest in each of the three years within the three-year period based on achievement of adjusted gross profit. For 2021, the threshold, target, and maximum were set at 0%, 11.3% and 13.3%, respectively, with the threshold set to recognize the uncertainty that existed coming out of the COVID-19 pandemic at the time the metrics were set. Based upon our adjusted gross profit growth of 30.7% in 2021, one-third of the PSUs tied to this measure vested at 200% of target.

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For all performance based restricted stock awards made to NEOs in 2021, we have a post-vest holding period whereby the standard delivery of all vested shares occurs on the earlier of one year after the three-year vesting period, or two years after termination of employment subject to the NEO's compliance with a non-compete agreement and certain other arrangements in favor of C.H. Robinson. We believe a delayed delivery after vesting or termination strengthens our employment agreements, which contain certain covenants and restrictions as described below, and aligns with our shareholders’ interests.
Dividend equivalents were awarded on PSUs made in 2021 and are paid in cash on all PSUs, vested and unvested. The Committee has reviewed its practices in this regard and beginning with PSUs granted in 2022, dividend equivalents will be paid only if and when the underlying PSU award vests. Dividend equivalents provide an important link between the executives’ stake in the company and its long-term health. It also better aligns them with our shareholders, who receive a significant portion of company earnings in the form of dividends.
The fair value of each PSU award is established on the date of grant. For grants of PSU's, the fair value is established based on the market price of our common stock on the date of the grant and is then discounted because employees have a one year deferred delivery following the completion of vesting.
Performance Based Restricted Shares Granted Between 2016 and 2020 Earned or Outstanding in 2021
For our performance based restricted share awards granted through 2020, vesting may occur each year for up to five calendar years, based on company performance over that period of time. Any performance based restricted shares that are unvested at the end of the five years are forfeited back to the company. Performance vesting is constructed in a manner as to vest 0 to 100 percent of the award based on the change in diluted earnings per share from the prior year’s achievement, over the five-year vesting period of the award. Additionally, an award will not vest when there is no year-over-year diluted earnings per share growth, as was experienced by participants in 2019 and 2020.
The annual vesting percentage for performance based restricted share awards is equal to the year-over-year percentage increase (or decrease) in diluted earnings per share, plus ten percentage points. As an example, in 2021, the year-over-year increase in diluted earnings per share was 69.6%, which rounds up to 70%. Adding 10 percentage points to 70% equates to the sum of 80% earned vesting in 2021.
For all performance based restricted share awards made to NEOs in 2016 through 2020, we have a post-vest holding period whereby the standard delivery of all vested shares occurs on the earlier of two years following the end of the five-year vesting period or two years after termination of employment. We believe a delayed delivery after vesting or termination strengthens our employment agreements and aligns with shareholders’ interests.
Performance based restricted share annual vesting percentage information for our 2016 through 2020 awards is set forth in the following table:

Performance Vesting Year	2016 Grant	2017 Grant	2018 Grant	2020 Grant (1)
2017	9%	—	—	—
2018	43%	43%	—	—
2019	0%	0%	0%	—
2020	0%	0%	0%	0%
2021	48%	57%	80%	80%
Total Cumulative Vesting	100%	100%(2)	80%	80%
Vesting Years Remaining	0	1	2	3

(1)Due to changes in the timing of the annual equity grant cycle, the annual performance based restricted share grants that were historically granted in December were granted in February.
(2)For the 2017 grant, although one year of time-based vesting remains, the awards were earned as to 100% of the shares in year four based on performance.
Time-Based Restricted Stock Units and Stock Options
Restricted stock units granted in 2021 represented 50% of the NEOs’ annual equity grant value. As with our performance based restricted stock units, we have a post-vest holding period whereby the standard delivery of all vested shares occur on the earlier of one year after the three-year vesting period, or two years after termination of employment, subject to the

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NEO’s compliance with a non-compete agreement and certain other agreements in favor of C.H. Robinson. A portion of Mr. Rajan’s time-based restricted stock units that were intended to replace equity he forfeited from his prior employer vested upon his commencement of employment with us and was immediately delivered to him, as described in the Grants of Plan-Based Awards table, as there is no deferred delivery of the shares under this award. The grant date fair value of a restricted stock unit award is established using the Black-Scholes option pricing model-protective put method.
Prior to 2021, a portion of the long-term equity value was delivered in the form of stock option awards that vested ratably vested over five years. The grant date fair value of a stock option award is established using the Black-Scholes option pricing model.
V. Additional Compensation Policies and Practices
Equity Plan Acceleration and Post-Employment Vesting
Our equity award agreements with our NEOs for grants made in 2021 include provisions accelerating vesting in certain circumstances. RSUs are vested in full if a change in control occurs and awards are not assumed, although the Board has discretion to fully vest RSUs even if they are assumed. RSUs will also be fully vested if they are assumed and an NEO is terminated without cause within 12 months after the change in control. PSUs will accelerate upon a change in control and will vest at the greater of the number of PSUs that would be earned and vest as if the date of the change in control were the end of the performance period, or target level. This treatment for equity awards has been adopted primarily because it is seen to effectively create incentives for our executive team to obtain the highest value possible should we be acquired in the future, because it is expected to provide a powerful retention device during the uncertain times preceding a change in control transaction, and because it provides employees the same opportunity as shareholders to participate in the change in control event.(1)
All types of awards will become fully vested if employment ends due to death or disability. Post-employment vesting for reasons other than death, disability, and change in control, is tied to non-compete agreements and provides protections to the company and our relationships with our employees, customers, and service providers. For PSUs that vest based on cumulative EPS growth, a one-year service requirement must be met before being eligible for prorated vesting based on the service provided during the performance period, if the NEO complies with the non-compete agreement and certain other agreements in favor of the company, for two years of continued post-employment vesting. For PSUs that vest based on AGP growth and restricted stock unit grants, if the NEO complies with the non-compete agreement and certain other agreements in favor of the company, the awards will continue to vest post-employment for two additional years.
Employment Agreements
C.H. Robinson uses employment agreements to protect against former employees soliciting our employees, customers, and service providers. All employees sign agreements acknowledging their understanding of company policies and committing to certain confidentiality obligations. Certain employees, including all NEOs, sign an employment agreement that includes more restrictive non-competition and non-solicitation covenants. Typically, these agreements do not commit to post-termination compensation. Other than Mr. Rajan(2) and Mr. Zechmeister(3), the company does not have severance plan commitments to any NEOs except for the continued vesting provision listed above in the Equity Plan Acceleration and Post Employment Vesting section.

(1)In the case of equity awards granted prior to 2021, if a change in control of our company occurs, the Talent & Compensation Committee may take such actions with respect to outstanding equity awards as it deems appropriate under the circumstances, which may include (i) providing for the continuation, assumption, or replacement of outstanding awards by the surviving or successor entity; (ii) providing that outstanding awards will terminate upon or immediately prior to the consummation of such change in control; (iii) providing that outstanding awards will vest and become exercisable or payable, in whole or in part, prior to or upon consummation of such change in control, or upon termination of an NEO’s employment; or (iv) providing for the cancellation of any outstanding award in exchange for a payment equal to the intrinsic value of the award at the time of the change in control. The Talent & Compensation Committee may specify the action to be taken in an award agreement or take the action prior to or coincident with the change in control and is not required to treat all awards or all NEOs similarly.
(2)If Mr. Rajan’s employment is involuntarily terminated other than for documented performance or misconduct issues, or if his role and associated compensation is substantially changed without his consent, and he enters into a separation agreement with the company, he will be entitled to severance equal to his annual base salary, one-half of which will be paid within 30 days after execution of the separation agreement and one-half of which will be paid 26 weeks after his termination date.
(3)If Mr. Zechmeister’s employment is involuntarily terminated other than for documented performance or misconduct issues, or if his role and associated compensation is substantially changed without his consent, and he enters into a separation agreement with the company, he will be entitled to severance equal to his annual base salary, one-half of which will be paid within 30 days after execution of the separation agreement and one-half of which will be paid 26 weeks after his termination date.

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Officer-Only Benefits
C.H. Robinson places a high value on all roles throughout our company and on consistency of culture and management approach. We do not provide our executives and managers with any unique perquisites or compensation plans.
The Supplemental All Other Compensation table found on page 37 contains information about the benefits and perquisites for each of the NEOs, including the aggregate incremental cost of the perquisites.
Other Broad-Based Employee Benefits
Our NEOs are eligible to participate in all the same benefit programs as other C.H. Robinson employees. These include:
Employee 401(k) Retirement Plan
We believe that saving for retirement is important for our employees. C.H. Robinson maintains a 401(k) retirement plan that meets the requirements of an ERISA qualified plan and the Internal Revenue Code. Our U.S. employees are eligible to contribute up to 75% of their cash compensation to the 401(k) plan, subject to Internal Revenue Service limitations. To support our compensation objectives, in 2021, the company matched 100% of the first 6% of eligible compensation that employees contributed to the plan during the year.
Employee Stock Purchase Plan
Because we believe in aligning employee interests with our shareholders and our long-term company performance, C.H. Robinson maintains an employee stock purchase plan (ESPP) that meets the requirements of the Internal Revenue Code.
Employee Health and Welfare Benefits
To support our goal to provide competitive compensation and benefits, the company sponsors several health and welfare benefit plans for our employees: health, dental, vision, flexible medical and dependent care spending, short-term disability and long-term disability, life insurance, and holiday and other paid time off.
VI. Compensation Process
The Talent & Compensation Committee
The Talent & Compensation Committee is responsible for assisting the Board of Directors in:
(1)Reviewing the performance of the chief executive officer;
(2)Determining all elements of the compensation and benefits for the chief executive officer and other executive officers of the company;
(3)Reviewing and approving the company’s compensation program, including equity-based plans, for management employees generally;
(4)Reviewing the company’s policies, practices, performance, disclosures and progress toward goals with respect to significant issues of DEI and Human Capital Management, including the alignment of such efforts with the Company’s overall strategy.

(5)Overseeing the company’s process of conducting advisory shareholder votes on executive compensation; and
(6)Reviewing executive officers’ employment agreements; separation and severance agreements; change in control agreements; and other compensatory contracts, arrangements, and benefits.
The Talent & Compensation Committee Report on executive compensation is found on page 42 of this Proxy Statement.

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Cash Compensation
At every February Talent & Compensation Committee meeting, our chief executive officer presents to the Talent & Compensation Committee his recommendations on base salary compensation for the company’s executive leaders, including each of the NEOs. The chief executive officer does not make a recommendation on his own compensation. The Talent & Compensation Committee determines the chief executive officer’s compensation, as well as approves the compensation for the other NEOs.
Additionally, at this same meeting, after the financial results of the previous year have been finalized, our chief executive officer presents to the Talent & Compensation Committee his recommendation on annual cash incentive compensation plans for the company’s executive leaders, including each of the NEOs. During this meeting, the Talent & Compensation Committee certifies the APTI results and corresponding incentive compensation for the executive officers for the prior year and approves recommended annual cash incentive targets for the current year.
Equity Compensation
In 2021, our NEOs were awarded performance shares and time-based restricted stock units. Our chief executive officer presents equity recommendations to the Talent & Compensation Committee for our executive officers, excluding himself. The Talent & Compensation Committee determines the chief executive officer’s equity compensation award. The Talent & Compensation Committee approves the awards for each of the executive officers and approves the equity grants to all other recipients through the Non-Executive Stock Award Committee. The grant date of awards for all employees, including the NEOs, is the date of Talent & Compensation Committee approval.
The Talent & Compensation Committee considers many factors when setting compensation plans and awards, including company performance, NEOs’ responsibilities, officer performance, position tenure, experience, and survey information from independent experts. For the past eight years, the Talent & Compensation Committee engaged Aon’s Human Capital Solutions practice a division of Aon plc (“Aon”) to present executive compensation market data and practices information to the Talent & Compensation Committee in preparation for determining and approving executive compensation. Given the digital transformation underway at the company, the Talent & Compensation Committee is continually assessing best practices related to the core components, general principles, and compensation philosophy needed to support its business strategies and to enhance long-term shareholder value creation. We will continue to seek independent consultative input on these matters going forward.

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VII. Named Executive Officer Compensation
Performance Evaluation and Compensation
The NEOs are all paid the same compensation elements. The determination of the NEOs’ 2021 base salary, annual cash incentive compensation, and equity compensation (both PSUs and RSUs) followed the practices explained above for executive compensation. Each member of this group is evaluated, and and the NEOs' compensation is based on several different factors, including, but not limited to, the following:
(1)Title, role, scope of responsibility, and relative experience;
(2)Tenure in their position;
(3)Subjective evaluation of individual performance;
(4)Financial performance of the company as a whole;
(5)Financial performance of the portion of the business the NEO leads, where applicable; and
(6)Comparison to market survey information.
The Talent & Compensation Committee annually conducts an evaluation of the Chief Executive Officer’s performance. Based on this evaluation, the Talent & Compensation Committee determines base salary, annual cash incentive compensation, and equity compensation of the Chief Executive Officer.
The tables below describe the structure of the 2021 annual cash incentive compensation plan and the individual awards for the NEOs, including actual performance against the incentive metrics. The actual payouts resulting from these awards are set forth below under the Cash Incentive Compensation column of the Total 2021 Realized Compensation table below.
Targets for NEOs 2021 Annual Cash Incentive Compensation Plan:

NEO	Target Incentive as % of Base Salary	Maximum Incentive as % of Base Salary	% Tied to Enterprise APTI	% Tied to Division APTI	% Tied to MBO
Robert C. Biesterfeld Jr.	150%	300%	100%	0%	0%
Michael P. Zechmeister	85%	170%	80%	0%	20%
Mac S. Pinkerton	80%	160%	30%	50%	20%
Arun D. Rajan	85%	170%	100%	0%	0%
Michael J. Short	80%	160%	30%	50%	20%

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Performance for NEOs 2021 Annual Cash Incentive Compensation Plan:

NEO	% of Target Incentive Achieved(1)		Actual Enterprise APTI Growth % (2)	Actual Division APTI Growth %	MBO Achievement %
Robert C. Biesterfeld Jr.	200%		60%	N/A	N/A
Michael P. Zechmeister	180%		60%	N/A	97.5%	(3)
Mac S. Pinkerton	142%		60%	14%	95%	(4)
Arun D. Rajan	200%	(5)	60%	N/A	N/A
Michael J. Short	181%		60%	178%	105%	(6)

See the disclosures made under the heading Non-Equity Incentive Plan Compensation, beginning on page 26, pertaining to the impact of company APTI in the calculation of the NEO's percentage of target incentive payout achieved.
(1)The target enterprise APTI growth percentage as noted above was 7%.
(2)The target division APTI growth percentage as noted above was 8% for North American Surface Transportation (which is the applicable division for Mr. Pinkerton) and was 5% for Global Forwarding (which is the applicable division for Mr. Short).
(3)Mr. Zechmeister’s MBOs were tied to delivery of value and stated goals around back office automation inclusive of indexing and collections, delivering on a formalized process that is fully adopted to prioritize and evaluate project level investments in technology with a clear measure of value, and DEI.
(4)Mr. Pinkerton’s MBOs were tied to achievement of the delivery of commercial value through the reorganization of the commercial teams into segmented groups based on customer size and opportunity, progress on digitalization of processes inclusive of booking automation and in-transit visibility, and DEI.
(5)Mr. Rajan was hired as the Chief Product Officer on September 1, 2021. Based on his time in this position, he earned pro-rated annual cash incentive compensation for 2021.
(6)Mr. Short’s MBOs were tied to achievement of initiatives to drive standardization of business processes and efficiencies, and DEI.
Realized Annual Compensation
C.H. Robinson views total realized annual compensation as total cash (base salary and annual cash incentive compensation) plus equity vested during that calendar year. As described in the Equity Compensation section beginning on page 28, the equity compensation of our executive officers is performance based and has significant variability based on company earnings growth. Because performance equity may not vest, we think it is most appropriate to measure total compensation in this way. In the Total 2021 Realized Annual Compensation table for each NEO below, the values in the “Equity Earned” column reflect the actual percentage vested during the calendar year multiplied by the grant date fair value for the PSUs, performance based restricted shares, restricted stock units, and the time based stock options vesting during each year.
Total 2021 Realized Compensation:

NEO	Base Salary Paid	Cash Incentive Compensation	Total Cash	Equity Earned(1)	Total Realized Compensation
Robert C. Biesterfeld Jr.	$1,066,346	$3,225,000	$4,291,346	$7,080,920	$11,372,266
Michael P. Zechmeister	722,404	1,106,169	1,828,573	2,099,349	3,927,922
Mac S. Pinkerton	608,269	691,732	1,300,001	1,495,842	2,795,843
Arun D. Rajan(2)	261,539	462,027	723,566	1,192,530	1,916,096
Michael J. Short	548,269	796,400	1,344,669	1,594,200	2,938,869

(1)See the disclosures made under the headings Performance Based Restricted Stock Units ("PSUs"), Performance Based Restricted Shares and Time-Based Restricted Stock Units and Stock Options beginning on page 28 pertaining to the actual vesting percentages earned.
(2)Mr. Rajan was awarded initial target grants of 12,157 PSUs and 14,590 RSUs upon his hire in 2021. Each of these equity grants began vesting in 2021. In addition, Mr. Rajan received 22,380 RSUs upon his hire that were 1/3 vested and the remaining 2/3 vest ratably over two calendar years beginning in 2022.

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Related to our NEO's realized compensation, 2021 will be remembered as a year with some of the greatest supply chain disruptions and capacity challenges the industry has ever seen, however, we generated record annual results in 2021 resulting in maximum payouts for enterprise APTI, higher earned vesting on our performance based restricted shares tied to EPS growth compared to the previous two years, and maximum vesting for our adjusted gross profit aligned PSUs.
Section 162(m) Disclosure
Section 162(m) of the Internal Revenue Code precludes us from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees”.
Despite the limits on the deductibility of compensation, the Talent & Compensation Committee continues to believe that a significant portion of our executives’ compensation should be tied to the company’s performance and that shareholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expense to us.

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Summary Compensation Table

Name of Executive Officer and Principal Position	Year	Salary		Bonus		Stock Awards(1)		Option Awards(2)		Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)	Total
Robert C. Biesterfeld Jr	2021	$1,066,346		$—		$5,924,530	(5)	$—		$3,225,000		$17,400	$10,233,276
President and Chief Executive Officer	2020	878,750		—		2,053,817		2,021,132		467,577		11,394	5,432,670
	2019	870,833	(6)	—		1,879,415	(6)	1,869,985	(6)	428,895	(6)	16,800	5,065,928
Michael P. Zechmeister	2021	722,404		—		1,521,488	(7)	—		1,106,169		17,400	3,367,461
Chief Financial Officer	2020	666,839		—		698,550		687,200		290,084		24,325	2,366,998
	2019	235,985	(8)	200,000	(9)	1,681,567	(8)(10)	726,328	(8)	83,945	(8)	57,637	2,985,462
Mac S. Pinkerton	2021	608,269		—		1,321,813	(11)	—		691,732		17,400	2,639,214
President of North America	2020	544,250		—		555,719		514,213		196,681		17,100	1,827,964
	2019	475,000		—		50,250	(12)	50,027	(12)	212,943		16,800	805,020
Arun D. Rajan	2021	261,539	(15)	—		4,129,752	(13)(14)	—		462,027	(15)	52,773	4,906,090
Chief Product Officer
Michael J. Short	2021	548,269		—		1,040,865	(16)	—		796,400		17,400	2,402,934
President of Global Freight Forwarding	2020	505,950		—		429,622		397,432		464,090		17,100	1,814,194
	2019	520,833		—		—		—		192,398		16,800	730,031

(1)The 2021 restricted stock unit grants vest pro-rata over the three calendar years beginning in the year of grant. The 2021 PSU grants are available to vest over a three-year period based on the company's cumulative three-year earnings per share growth and annual adjusted gross profit growth. The 2020 and 2019 performance based restricted share grants are available to vest over a five-year period based on the earnings per share growth of the company plus ten percentage points. Any shares unvested after the vesting period are forfeited back to the company. The actual vesting percentage on the annual adjusted gross profit PSU was 200% in 2021. The actual vesting percentage on the 2020 and 2019 performance based restricted share grants was 80% in 2021. Assumptions used in the calculation of the amounts reported in this table are included in Note 6 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(2)The 2020 and 2019 stock option grants vest pro-rata over the five calendar years beginning in the year of grant. Assumptions used in the calculation of the amounts reported in this table are included in Note 6 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(3)The dollar amount in this column represents the amount the NEO earned during the respective year under their non-equity annual incentive plan; these amounts correspond to and are referred as "annual cash incentive compensation" in the Performance Evaluation and Compensation subsection of Section VII beginning on page 33. These figures include payouts for MBOs related to strategic goals for the company transformation.
(4)All other compensation for our NEOs is summarized in the Supplemental All Other Compensation table.
(5)If the PSU awards were to vest at maximum, the value of Mr. Biesterfeld's stock awards would increase by $3,365,414.
(6)These figures include compensation adjustments as a result of Mr. Biesterfeld's appointment to President and Chief Executive Officer effective May 9, 2019.
(7)If the PSU awards were to vest at maximum, the value of Mr. Zechmeister's stock awards would increase by $742,398.
(8)This figure includes prorated compensation as a result of Mr. Zechmeister's hire as Chief Financial Officer on August 30, 2019.
(9)This figure includes a cash sign-on bonus paid to Mr. Zechmeister.
(10)This figure includes 12,190 RSUs with a grant value of $1,000,190, which vest pro-rata over three years.
(11)If the PSU awards were to vest at maximum, the value of Mr. Pinkerton's stock awards would increase by $750,820.
(12)These figures include performance based restricted share and time based stock option grants made to Mr. Pinkerton as a result of his appointment to president of NAST effective January 1, 2019.
(13)This figure includes 22,380 RSUs with a grant value of $1,995,401, of which 1/3 was vested upon grant, and the remaining 2/3 vest pro-rata over two years.
(14)If the PSU awards were to vest at maximum, the value of Mr. Rajan's stock awards would increase by $1,215,323.
(15)This figure includes prorated compensation as a result of Mr. Rajan's hire as Chief Product Officer on September 1, 2021.
(16)If the PSU awards were to vest at maximum, the value of Mr. Short's stock awards would increase by $591,098.

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Supplemental All Other Compensation Table

Name of Executive Officer	Year	Perks and Personal Benefits		Tax Reim-bursements	Registrant Contributions to Defined Contributions(1)	Other	Total
Robert C. Biesterfeld Jr	2021	$—		$—	$17,400	$—	$17,400
Michael P. Zechmeister	2021	—		—	17,400	—	17,400
Mac S. Pinkerton	2021	—		—	17,400	—	17,400
Arun D. Rajan	2021	27,655	(2)	12,194	12,923	—	52,772
Michael J. Short	2021	—		—	17,400	—	17,400

(1)Represents matching contributions under the company’s qualified 401(k) plan.
(2)Represents the value of relocation expenses reimbursed by the company.

Grants of Plan-Based Awards in 2021

Name of Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock Awards(2)
		Threshold	Target		Maximum		Threshold	Target	Maximum
Robert C. Biesterfeld Jr.	2/3/2021	$—	$—		$—		7,983	31,930	63,860	(3)	—		$2,414,866
	2/3/2021	—	—		—		888	3,550	7,100	(4)	—		237,637
	2/3/2021	—	—		—		—	—	—		42,570	(5)	3,034,390
		—	1,612,500		3,225,000		—	—	—		—		—
Michael P. Zechmeister	2/3/2021	—	—		—		2,050	8,200	16,400	(3)	—		620,166
	2/3/2021	—	—		—		228	913	1,826	(4)	—		61,116
	2/3/2021	—	—		—		—	—	—		10,930	(5)	779,090
		—	616,250		1,232,500		—	—	—		—		—
Mac S. Pinkerton	2/3/2021	—	—		—		1,780	7,120	14,240	(3)	—		538,486
	2/3/2021	—	—		—		198	793	1,586	(4)	—		53,083
	2/3/2021	—	—		—		—	—	—		9,500	(5)	677,160
		—	488,000		976,000		—	—	—		—		—
Arun D. Rajan	9/1/2021	—	—		—		2,735	10,940	21,880	(3)	—		868,089
	9/1/2021	—	—		—		304	1,217	2,434	(4)	—		86,809
	9/1/2021	—	—		—		—	—	—		14,590	(5)	1,092,645
	9/1/2021	—	—		—		—	—	—		22,380	(6)	1,995,401
		—	231,014	(7)	462,027	(7)	—	—	—		—		—
Michael J. Short	2/3/2021	—	—		—		1,403	5,610	11,220	(3)	—		424,284
	2/3/2021	—	—		—		156	623	1,246	(4)	—		41,704
	2/3/2021	—	—		—		—	—	—		7,480	(5)	533,174
		—	440,000		880,000		—	—	—		—		—

(1)Under the terms of the award and as further explained in the Non-Equity Incentive Plan Compensation subsection of Section IV Elements of Executive Compensation, beginning on page 26, the amount earned by each NEO will be based upon on the company’s or the appropriate business division's APTI, along with MBO achievement for 2021 and was paid to the executive in early 2022.
(2)The amounts in this column represent the grant date fair value for the respective awards. The performance based restricted stock units and time based restricted stock units, vested and unvested, earn dividends at the same rate as Common Stock. Because these dividends are considered compensation under the Internal Revenue Code, the dividends are paid to each NEO through the company’s payroll system.
(3)Represents the number of performance based restricted stock units granted during the reported year to the NEO. These performance based restricted stock units are available to vest over three calendar years beginning in 2021, based on the company's cumulative three-year earnings per share growth. Any shares unvested after the vesting period are forfeited back to the company. The standard delivery of all vested performance stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(4)Represents 1/3 of the total number of performance based restricted stock units granted during the reported year to the NEO. The remaining 2/3 will be disclosed when reporting 2022 and 2023 compensation, respectively. The grant date fair value is determined when the annual performance targets are set during the following February. These performance based restricted stock units are available to vest over three calendar years beginning in 2021, based on the company's annual adjusted gross profit growth. Any shares unvested after the vesting period are forfeited back to

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the company. Reference disclosure under Performance Based Restricted Stock Units (“PSUs”) in the CD&A, the actual vesting percentage on the annual adjusted gross profit PSU was 200% in 2021. The standard delivery of all vested performance stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(5)Represents the number of time based restricted stock units granted during the reported year to the NEO.These restricted stock units vest ratably over three calendar years beginning in 2021. The standard delivery of all vested restricted stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(6)Represents the number of time based restricted stock units granted during the reported year to the NEO. These restricted stock units vested 1/3 upon grant, and the remaining 2/3 vest pro-rata over two years. Delivery of this award occurs immediately upon vesting.
(7)2021 Non-Equity Incentive Plan payout prorated based on hire date.

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Outstanding Equity Awards at Fiscal Year-End 2021

	Option Awards						Stock Awards
Name of Executive Officer	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options Exercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested
Robert C. Biesterfeld Jr.	11,644	(1)	0	(1)	$58.25	12/4/2023				2,168	(4)	$233,342
	9,748	(1)	0	(1)	74.57	12/3/2024				1,816	(4)	195,456
	30,150	(2)	0	(2)	63.58	12/2/2025				3,630	(4)	390,697
	28,110	(2)	0	(2)	76.72	12/7/2026				6,922	(4)	745,036
	25,376	(2)	6,344	(2)	87.15	12/6/2027				31,930	(5)	3,436,626
	16,512	(3)	4,128	(3)	89.70	3/1/2028				3,550	(6)	382,087
	22,782	(2)	15,188	(2)	88.87	12/5/2028				3,550	(6)	382,087
	63,822	(3)	42,548	(3)	82.68	5/9/2029				28,381	(7)	3,054,647
	64,728	(3)	97,092	(3)	72.74	2/5/2030
Michael P. Zechmeister	25,176	(3)	16,784	(3)	82.05	9/3/2029	4,064	(8)	437,408	2,072	(4)	223,009
	22,008	(3)	33,012	(3)	72.74	2/5/2030				2,354	(4)	253,404
										8,200	(5)	882,566
										913	(6)	98,266
										914	(6)	98,374
										7,287	(7)	784,300
Mac S. Pinkerton	956	(1)	0	(1)	61.91	12/5/2022				732	(4)	78,742
	11,865	(1)	0	(1)	58.25	12/4/2023				150	(4)	16,145
	11,576	(1)	0	(1)	74.57	12/3/2024				1,873	(4)	201,591
	15,606	(2)	0	(2)	63.58	12/2/2025				7,120	(5)	766,326
	12,934	(2)	0	(2)	76.72	12/7/2026				793	(6)	85,351
	11,955	(2)	2,989	(2)	87.15	12/6/2027				794	(6)	85,458
	7,692	(2)	5,129	(2)	88.87	12/5/2028				6,334	(7)	681,728
	1,626	(3)	1,084	(3)	79.92	1/3/2029
	16,468	(3)	24,702	(3)	72.74	2/5/2030
Arun D. Rajan							14,920	(9)	1,605,840	10,940	(5)	1,177,472
										1,217	(6)	130,986
										1,216	(6)	130,878
										9,727	(7)	1,046,917
Michael J. Short	4,998	(2)	0	(2)	76.72	12/7/2026				1,136	(4)	122,268
	5,638	(2)	5,638	(2)	87.15	12/6/2027				1,448	(4)	155,848
	12,132	(2)	8,088	(2)	88.87	12/5/2028				5,610	(5)	603,804
	12,728	(3)	19,092	(3)	72.74	2/5/2030				623	(6)	67,053
										624	(6)	67,161
										4,987	(7)	536,751

(1)The 2012-2014 performance based stock option grants were available to vest over a five year period based on the financial performance of the company. The actual vesting percentage for the 2012 award is determined by the following formula: year-over-year growth rates in income from operations and diluted net income per share are averaged, and then five percentage points are added to that number. The vesting formula for the 2013-2014 awards is based on the year-over-year percentage growth in diluted earnings per share, plus ten percentage points. Any performance based stock options unvested after five years were forfeited back to the company. Once the options vested, they are exercisable for a period of ten years from the date of grant under the option award agreement.
(2)Represents the number of time based stock options granted during the reported year to the NEO. These stock options vest ratably over five calendar years beginning in the calendar year after the year of grant. Once vested, they are exercisable for a period of ten years from the date of grant under the option award agreement.
(3)Represents the number of time based stock options granted during the reported year to the NEO. These stock options vest ratably over five calendar years beginning in the year of grant. Once vested, they are exercisable for a period of ten years from the date of grant under the option award agreement.
(4)The 2015-2018 performance based restricted share grants vest over a five year period based on the financial performance of the company. The vesting formula for the 2015-2018 awards are based on the year-over-year percentage growth in diluted earnings per share, plus ten percentage points. Any performance based restricted shares unvested after five years are forfeited back to the company. The standard delivery of all vested shares occurs the earlier of two years after termination of employment or two years following the end of the five-year vesting period.

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(5)The 2021 performance based restricted stock units are available to vest over three calendar years beginning in 2021, based on the company's cumulative three-year earnings per share growth. Any shares unvested after the vesting period are forfeited back to the company. The standard delivery of all vested performance stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(6)The 2021 performance based restricted stock units are available to vest over three calendar years beginning in 2021, based on the company's annual adjusted gross profit growth. Any shares unvested after the vesting period are forfeited back to the company. The actual vesting percentage on the annual adjusted gross profit PSU was 200% in 2021. The standard delivery of all vested performance stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(7)The 2021 time based restricted stock units vest ratably over three calendar years beginning in 2021. The standard delivery of all vested restricted stock units occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(8)Upon Mr. Zechmeister's hire as Chief Financial Officer in August 2019, C.H. Robinson awarded him a special one-time based restricted stock unit award. This one-time award vests ratably on the anniversary of the grant date over three years, with no delayed delivery, contingent on Mr. Zechmeister's continued service and was intended to serve as a replacement of equity awards Mr. Zechmeister forfeited from his previous employer. If Mr. Zechmeister separates from service other than due to death, disability, or change in control prior to September 3, 2022, the unvested restricted stock units will be forfeited back to the company. One-third of the vested restricted stock units will be delivered annually to Mr. Zechmeister on September 3 in the years 2020-2022. The fair value was established on the market price of our common stock on the date of grant.
(9)Upon Mr. Rajan's hire as Chief Product Officer in August 2021, C.H. Robinson awarded him a special one-time based restricted stock unit award. This one-time award vests ratably on the anniversary of the grant date over two years, with no delayed delivery, contingent on Mr. Rajan's continued service and was intended to serve as a replacement of equity awards Mr. Rajan forfeited from his previous employer. If Mr. Rajan separates from service other than due to death, disability, or change in control prior to September 1, 2023, the unvested restricted stock units will be forfeited back to the company. One-half of the vested restricted stock units will be delivered annually to Mr. Rajan on September 1 in the years 2022 and 2023. The fair value was established on the market price of our common stock on the date of grant.

Option Exercises and Stock Vested During 2021

Name of Executive Officer	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert C. Biesterfeld Jr.	0	$0	88,642	$9,540,538	(1)
Michael P. Zechmeister	0	0	27,238	2,860,361	(2)
Mac S. Pinkerton	20,365	709,658	18,970	2,041,741	(3)
Arun D. Rajan	0	0	14,757	1,450,510	(4)
Michael J. Short	32,940	626,437	20,244	2,178,862	(5)

(1)$7,249,203 is deferred until the earlier of two years after termination of employment or two years following the end of the five-year vesting period. $2,291,355 is deferred until the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(2)$1,905,697 is deferred until the earlier of two years after termination of employment or two years following the end of the five-year vesting period. $588,628 is deferred until the earlier of one year following the end of the three-year vesting period or two years after termination of employment. $366,036 is not deferred.
(3)$1,530,283 is deferred until the earlier of two years after termination of employment or two years following the end of the five-year vesting period. $511,458 is deferred until the earlier of one year following the end of the three-year vesting period or two years after termination of employment.
(4)$785,376 is deferred until the earlier of one year following the end of the three-year vesting period or two years after termination of employment. $665,134 is not deferred.
(5)$1,776,433 is deferred until the earlier of two years after termination of employment or two years following the end of the five-year vesting period. $402,249 deferral occurs the earlier of one year following the end of the three-year vesting period or two years after termination of employment.

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Nonqualified Deferred Compensation(1)

Name of Executive Officer	Executive Contributions in 2021	Registrant Contributions in 2021	Aggregate Earnings in 2021	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2021(2)
Robert C. Biesterfeld Jr.	$0	$12,595,185	$246,273	$(274,357)	$14,581,928
Michael P. Zechmeister	0	3,278,625	—	—	3,278,625
Mac S. Pinkerton	0	2,723,470	170,818	(423,267)	4,152,796
Arun D. Rajan	0	1,832,293	—	—	1,832,293
Michael J. Short	0	2,715,613	180,313	(647,267)	4,054,530

(1)All awards referred to in this table are in the form of performance based restricted shares, performance stock units, and restricted stock units, except Mr. Short's 2015 time based restricted shares award.
(2)All values in this column are based on the closing market price of the company stock as of December 31, 2021.

Potential Payments Upon Termination or Change in Control
See the disclosure made under the heading Employment Agreements, page 30 for further information related to Mr. Rajan's and Mr. Zechmeister's 2021 employment agreements, including the terms and timing for the potential severance payment described in the chart below.
The following table lists the potential value of accelerated vesting of unvested performance based restricted share awards and time based stock options upon termination of employment in the case of change in control, death, or disability of our NEOs. For this purpose, change in control is defined as (i) the ownership by a person or entity of more than 50% of the Common Stock of the company, (ii) the completion of a merger or consolidation or sale of all or substantially all of the company’s assets where the company’s directors and shareholders prior to the transaction do not comprise at least 60% of the board of the surviving entity and 60% of its shareholder base, respectively, or (iii) a majority of the Board of Directors are no longer “continuing directors”. The amounts listed are calculated based on the assumption that the NEOs’ employment was terminated or that a change in control occurred on December 31, 2021, the last day of our reporting year. C.H. Robinson does not gross up payments to executive officers due to a change in control.

Name of Executive Officer	Benefits and Payments Upon Termination	Change in Control, Death, or Disability
Robert C. Biesterfeld Jr.	Vesting of nonvested stock options	$4,937,980
	Vesting of nonvested restricted shares and units	11,868,360
Michael P. Zechmeister	Vesting of nonvested stock options	1,581,123
	Vesting of nonvested restricted shares and units	3,603,775
	Severance	725,000
Mac S. Pinkerton	Vesting of nonvested stock options	1,049,329
	Vesting of nonvested restricted shares and units	2,508,532
Arun D. Rajan	Vesting of nonvested stock options	0
	Vesting of nonvested restricted shares and units	3,399,278
	Severance	800,000
Michael J. Short	Vesting of nonvested stock options	933,317
	Vesting of nonvested restricted shares and units	2,591,300

2022 Proxy Statement	41

2021 EXECUTIVE COMPENSATION
TALENT & COMPENSATION COMMITTEE REPORT
The Talent & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with C.H. Robinson management and concurs that it accurately represents the compensation philosophy of the company. Based on its review and discussion with management, the Talent & Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement. The Talent & Compensation Committee Charter is posted on the Investor Relations page of the C.H. Robinson website at www.chrobinson.com.

Jodee A. Kozlak, Chair Kermit R. Crawford Wayne M. Fortun Timothy C. Gokey Mary J. Steele Guilfoile James B. Stake Paula C. Tolliver Henry W. "Jay" Winship

The Members of the Talent & Compensation Committee of the Board of Directors

42	2022 Proxy Statement

2021 EXECUTIVE COMPENSATION
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Robert C. Biesterfeld Jr., our president and CEO.
For 2021, our last completed fiscal year:
•the annual total compensation, calculated in accordance with the rules applicable to the Summary Compensation Table included on page 36 of this proxy statement, of our median employee was $57,391; and
•the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $10,233,276.
Based on this information, for 2021, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 178:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.
While conducting our 2021 pay ratio analysis, the company determined that we could use the same median employee that we identified last year in our 2020 pay ratio analysis. We do not believe there has been any change in either our employee population or our employee compensation arrangements or practices that we believe would significantly impact our 2021 pay ratio disclosure. Similarly, there has been no change in our original median employee’s circumstances that we reasonably believe would result in a significant change in our pay ratio disclosure; rather, the increase in our pay ratio was driven by an increase in our CEO's annual total compensation based on strong financial results yielding higher incentive compensation payouts.
RELATED PARTY TRANSACTIONS
Our Audit Committee, pursuant to the company’s written policy and procedures regarding transactions with related parties, is responsible for reviewing, approving, and/or ratifying any transaction involving the company with related persons. As defined in the policy, (i) a “related person” includes all directors and executive officers of the company, any nominee for director, and any immediate family members of any of the foregoing persons, as well as shareholders who beneficially own greater than 5% of the company’s Common Stock and their immediate family members; and (ii) a “transaction” includes but is not limited to any financial transaction, arrangement, or relationship. A transaction does not include any compensation arrangement with an executive officer or director of the company that has been approved or authorized by the Talent & Compensation Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee will consider, among other things, the business purpose and terms of the transaction, the process used to evaluate the transaction, and the significance of the interests and amounts involved in the transaction.
One of our directors, Brian P. Short, is the president, chief executive officer and, with a number of his family members, holds a controlling interest in AMMF, a privately held trucking and transportation services company. In 2021, C.H. Robinson engaged AMMF in the ordinary course of business as a contracted motor carrier to haul approximately 282 truckloads. The company paid approximately $831,000 to AMMF for these services, which represented just under 1% of AMMF’s revenues for 2021. Management reported to the Audit Committee that the prices paid for the transportation services provided by AMMF were negotiated by 12 separate offices and were consistent with similar loads carried by other third-party vendors using comparable equipment. The transaction with Mr. Short was approved by the Audit Committee in accordance with the policy described above.
The Board of Directors and the Governance Committee also considered C.H. Robinson’s transactions with AMMF in its assessment of Mr. Short’s independence.

2022 Proxy Statement	43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table contains information regarding beneficial ownership of C.H. Robinson’s Common Stock as of Monday, March 14, 2022, by (i) each person who is known by the company to own beneficially more than 5% of the Common Stock, (ii) each director or nominee, and each NEO of the company named in the Summary Compensation Table and (iii) all current company directors and executive officers as a group. Unless otherwise noted, the shareholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them. Percentage ownership of our management is based on 126,564,638 shares of our Common Stock issued and outstanding on March 14, 2022. Percentage ownership of our largest shareholders is based on the percentages set forth in the Schedule 13G/As referenced below.

	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares	Number of Performance Shares Granted(2)
BlackRock Inc.(3) 55 East 52nd Street New York, NY 10055	18,078,740	13.90%
The Vanguard Group(4) 100 Vanguard Blvd. Malver, PA 19355	15,612,088	12.01%
First Eagle Investment Management, LLC(5) 1345 Avenue of the Americas New York, NY 10105	10,588,958	8.15%
State Street Corporation State(6) Street Financial Center One Lincoln Street Boston, MA 02111	9,339,701	7.19%
Robert C. Biesterfeld Jr.(7)	458,659	0.36%	188,850
Michael P. Zechmeister(8)	98,101	0.08%	44,625
Mac S. Pinkerton(9)	152,311	0.12%	48,351
Arun D. Rajan	52,720	0.04%	31,477
Michael J. Short(10)	80,897	0.06%	47,632
Scott P. Anderson	21,904	0.02%
Kermit R. Crawford	2,970	0.00%
Wayne M. Fortun	43,321	0.03%
Timothy C. Gokey	12,515	0.01%
Mark A. Goodburn	0	0.00%
Mary J. Steele Guilfoile	16,718	0.01%
Jodee A. Kozlak	17,645	0.01%
Henry J. Maier	0	0.00%
Brian P. Short	66,577	0.05%
James B. Stake	22,589	0.02%
Paula C. Tolliver	8,443	0.01%
Henry W. "Jay" Winship(11)	269,462	0.21%
All current executive officers and directors as a group (24 people)	2,071,034	1.64%	660,172

(1)Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable within 60 days of March 1, 2022, are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

44	2022 Proxy Statement

(2)The figures in this column represent the performance based restricted shares and units granted to the NEOs and the other executive officers of the company.
(3)Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on January 27, 2022. BlackRock, Inc., filing as a parent holding company or control person in accordance with Rule 240.13d-1(b)(1)(ii)(G), has sole voting power over 15,790,151 shares and sole dispositive power over 18,078,740 shares. BlackRock, Inc., reported that various persons have the right to receive or the power to direct to receive the proceeds for the sale of Common Stock, but that no single person’s interests in the Common Stock is more than 5% of the total outstanding Common Stock.
(4)Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on February 9, 2022. The Vanguard Group, Inc., filing as an investment adviser in accordance with Rule 240.13d-1(b)(ii)(E), has shared voting power over 213,761 shares, sole dispositive power over 15,069,622 shares, and shared dispositive power over 542,466 shares.
(5)Disclosure is made in reliance upon a statement on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2022, by First Eagle Investment Management, LLC, filing as an investment adviser in accordance with Rule 240.13d-1(b)(ii)(E), has sole voting power over 9,873,822 shares and sole dispositive power over 10,588,958 shares.
(6)Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2022, by State Street Corporation, filing as a parent holding company or control person in accordance with Rule 240.13d-1(b)(1)(ii)(G), has shared voting power over 7,653,059 shares and shared dispositive power over 9,315,625 shares.
(7)Includes 272,872 shares underlying performance-based and time-based stock options exercisable within 60 days.
(8)Includes 47,184 shares underlying time-based stock options exercisable within 60 days.
(9)Includes 90,678 shares underlying performance-based and time-based stock options exercisable within 60 days.
(10)Includes 35,496 shares underlying performance-based and time-based stock options exercisable within 60 days.
(11)Includes 269,462 shares beneficially owned by Pacific Point Wealth Management LLC. Mr. Winship disclaims beneficial ownership of the shares held by Pacific Point except to the extent of his actual pecuniary interest in such shares.

2022 Proxy Statement	45

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company’s executive officers and directors and persons who beneficially own more than 10% of the company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors, and greater than 10% beneficial owners are required by the regulations of the Securities and Exchange Commission to furnish the company with copies of all Section 16(a) reports they file.
Based solely on a review of the copies of such reports furnished to the company and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and greater than 10% beneficial owners were complied with within 2021.

46	2022 Proxy Statement

AUDIT COMMITTEE REPORT
The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter can be found on the Investor Relations page of the C.H. Robinson website at www.chrobinson.com. The Audit Committee of the company’s Board of Directors is comprised of the following independent directors: Scott P. Anderson, Timothy C. Gokey, Brian P. Short, James B. Stake (Chair), and Paula C. Tolliver. The Board of Directors has reviewed the status of each of the members of its Audit Committee and has confirmed that each meets the independence requirements of the current Nasdaq listing standards that apply to Audit Committee members, and that Messrs. Anderson, Gokey, Short, and Stake, and Ms. Tolliver each qualifies as an “Audit Committee Financial Expert,” as defined by the Securities and Exchange Commission.
Management is responsible for the company’s internal controls and the financial reporting process. C.H. Robinson’s independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to hire, monitor, and oversee the independent auditors.
In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the company’s independent accountant for the fiscal year ended December 31, 2021. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountant. The Audit Committee discussed with the independent accountant matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
Our independent accountant also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding our independent accountant communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountant the independent accountant’s independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independence of Deloitte & Touche LLP as the company’s independent auditor.
Based upon the Audit Committee’s discussions with management and the independent accountant, the Audit Committee’s review of the representation of management, and the report of the independent accountant to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

James B. Stake, Chair Scott P. Anderson Timothy C. Gokey Brian P. Short Paula C. Tolliver

The Members of the Audit Committee of the Board of Directors

2022 Proxy Statement	47

PROPOSAL TWO: ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)
C.H. Robinson is providing its shareholders the opportunity to cast a non-binding advisory vote on the compensation of its NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this Proxy Statement. This advisory vote is provided as required by section 14A of the Securities Exchange Act of 1934, as amended. C.H. Robinson, with guidance and oversight from our Talent & Compensation Committee, has adopted an executive compensation philosophy that is intended to be consistent with our overall compensation approach and to achieve the following goals:
1)provide a level of total compensation necessary to attract, retain, and motivate high quality executives;
2)pay incentive compensation aligned with company earnings at various levels;
3)emphasize both team and company performance;
4)balance incentive compensation to achieve both short-term and long-term profitability and growth; and
5)encourage executives to make long-term career commitments to C.H. Robinson and our shareholders.
We believe that our executive compensation program is aligned with the long-term interests of our shareholders. In considering this proposal, we encourage you to review the 2021 Compensation Discussion and Analysis section of this Proxy Statement and related compensation tables and narrative discussion beginning on page 19. It provides detailed information on our executive compensation, including our compensation philosophy and objectives and the 2021 compensation of our NEOs.
C.H. Robinson has requested shareholder approval of the compensation of our NEOs on an annual basis. Our compensation disclosures, including our Compensation Discussion and Analysis, compensation tables, and discussion in this Proxy Statement, are done in accordance with the Securities and Exchange Commission’s compensation disclosure rules.
As an advisory vote, this Proposal Two is non-binding. However, the Board of Directors and the Talent & Compensation Committee value the opinions of our shareholders and will consider the results of the vote when making future compensation decisions for our NEOs.

BOARD VOTING RECOMMENDATION

The Board of Directors recommends a vote FOR the approval of the compensation of our NEOs.

48	2022 Proxy Statement

PROPOSAL THREE: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accountant firm for C.H. Robinson for the fiscal year ending December 31, 2022. Representatives of Deloitte & Touche LLP will be present at our Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer shareholder questions. If the appointment of Deloitte & Touche LLP is not ratified by the shareholders, the Audit Committee is not obligated to appoint other accountants, but the Audit Committee will give consideration to such unfavorable vote.
Independent Auditors’ Fees
The following table summarizes the total fees for audit services provided by the independent auditor for the audit of our annual consolidated financial statements for the years ended December 31, 2021, and December 31, 2020. The table also includes fees billed for audit related, tax, and other services provided by the independent auditor during the same periods.

Fees	2021	2020
Audit Fees(1)	$2,252,419	$1,971,574
Audit-Related Fees(2)	291,499	59,912
Tax Fees(3)	71,618	261,194
Total	$2,615,536	$2,292,680

(1)Fees for audit services billed or expected to be billed relating to 2021 and 2020 consisted of:
•Audit of the company’s annual financial statements and internal controls over financial reporting.
•Reviews of the company’s quarterly financial statements.
•Statutory and regulatory audits, consents, and other services related to Securities and Exchange Commission matters.
(2)Fees for audit-related services billed or expected to be billed consisted of:
•Employee benefit plan audit and due diligence procedures related to closed and prospective acquisitions.
(3)Fees for tax services billed for tax compliance and tax planning and advice:
•Fees for tax compliance services totaled $7,648 and $153,447 in 2021 and 2020, respectively. Tax compliance services are services provided based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings.
•Fees for tax planning and advice services totaled $63,970 and $107,747 in 2021 and 2020, respectively. Tax planning and advice services are services provided for proposed transactions or other general tax planning matters.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services provided by the independent auditor during 2021 and 2020 were pre-approved, following the policies and procedures of the Audit Committee.
Pre-approval Policy
All the professional services were approved or pre-approved in accordance with policies of the Audit Committee and the company. These policies describe the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that before work begins, a description of the services (the “Service List”) expected to be performed by the independent auditor, in each of the Disclosure Categories, be presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax, and other services not included on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot begin until approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairman of the Audit Committee. The chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.
In addition, although not required by the rules and regulations of the Securities and Exchange Commission, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services

2022 Proxy Statement	49

PROPOSAL THREE: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the company to receive immediate assistance from the independent auditor when time is of the essence.
The Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees.
The policy contains a de minimis provision that enables retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all the following criteria are met:
1.The service is not an audit, review, or other attest service;
2.The total amount of all such services provided under this provision does not exceed the lesser of $20,000 or 5% of total fees paid to the independent auditor in a given fiscal year;
3.The services were not recognized at the time of the engagement to be non-audit services;
4.The services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and
5.The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements of Regulation S-X of the Securities Exchange Act of 1934, as amended.

BOARD VOTING RECOMMENDATION

The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the company's independent auditor for the year ending December 31, 2022.

50	2022 Proxy Statement

PROPOSAL FOUR: APPROVAL OF THE C.H. ROBINSON WORLDWIDE, INC. 2022 EQUITY INCENTIVE PLAN
Introduction
On March 17, 2022, the Board of Directors, at the recommendation of the Talent & Compensation Committee (referred to as the “Committee” in this Proposal 4), approved the C.H. Robinson Worldwide, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), subject to approval by our shareholders at the Annual Meeting. If approved by our shareholders, the 2022 Plan will become effective on the date that it was approved by the Board of Directors, and will replace the company’s existing 2013 Equity Incentive Plan, as amended to date (the “2013 Plan”), which is the only plan under which equity awards are currently being granted.
After the 2022 Plan obtains approval by our shareholders, no new awards will be made under the 2013 Plan. As of March 1, 2022, the number of shares of our Common Stock that may be the subject of awards and issued under the 2022 Plan is 261,884, less the number of shares of our Common Stock that are subject to awards granted after March 1, 2022 and prior to the Annual Meeting. Awards outstanding under the 2013 Plan and the 1997 Omnibus Stock Plan (together with the 2013 Plan, the “Prior Plans”) as of the date the 2022 Plan becomes effective will continue to be subject to the terms of the Prior Plans, but if those awards subsequently expire, are forfeited or cancelled or are settled in cash, the shares subject to those awards will become available for awards under the 2022 Plan.
Shareholder Approval and Board of Directors Recommendation
Shareholder approval of the 2022 Plan is being sought in order to (i) satisfy the shareholder approval requirements of the Nasdaq Stock Market and (ii) obtain shareholder approval of the number of shares that may be subject to incentive stock options under Internal Revenue Code (“Code”) Section 422.
The Board of Directors recommends that our shareholders vote FOR the 2022 Plan because it includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices, and will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to our key employees.
Basis for the Requested Share Reserve Increase
Long-term equity-based incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term shareholder value creation, aligning executives’ interests with the interests of shareholders and serving as an effective retention device. Our ability to continue to provide a competitive level of long-term equity-based compensation is considered to be of utmost importance to our success. Given the importance of providing competitive levels of equity-based compensation, the Board of Directors believes that it is in the best interests of our shareholders to adopt a new equity compensation plan and ensure sufficient shares for continued equity-based compensation.
As of March 1, 2022, there were 128,801,036 shares of our Common Stock issued and outstanding. The closing sale price of a share of our Common Stock on the Nasdaq Stock Market on that date was $104.82. The following table summarizes information regarding awards outstanding and shares of our Common Stock remaining available for grant under the 2013 Plan as of March 1, 2022:

Stock Options Outstanding	6,313,400
Weighted Average Exercise Price of Stock Options Outstanding	$76.96
Weighted Average Remaining Term of Stock Options Outstanding	5.65 years
Full Value Awards Outstanding:
Restricted Stock Units	2,821,218
Restricted Share Awards	1,260
Performance-based Restricted Stock Units	815,198
Performance-based Restricted Share Awards	2,002,502
Shares Available for Grant under the 2013 Equity Incentive Plan	261,884

2022 Proxy Statement	51

PROPOSAL FOUR: APPROVAL OF THE C.H. ROBINSON WORLDWIDE, INC. 2022 EQUITY INCENTIVE PLAN
Historical equity granting practices. Our three-year average annual equity grant rate, or “burn rate,” for the 2019-2021 period was 1.77%, calculated on the basis utilized by the Proxy Advisory Services division of Institutional Shareholder Services, Inc. (“ISS”).

Fiscal Year	Stock Options Granted	Time-based RSU/Restricted Share Award Granted(1)	Performance-based RSU/Restricted Share Award Earned/Vested	Weighted-Average Shares Outstanding
2021	—	661,013	980,188	132,482,000
2020	1,661,196	330,142	—	135,532,000
2019	151,040	12,817	—	136,955,000
(1)Excludes shares issued in connection with acquisitions (other than inducement awards).
Some shareholders view the burn rate as a helpful measure to compare the rates at which peer companies have granted equity. The more equity that a company grants in relation to the total number of its shares of Common Stock outstanding, the higher that company’s burn rate will be. Over the past three years, our average burn rate has been 1.77%, which is below the ISS S&P 500 median burn rate.
Expected duration of available shares. We expect to continue making equity awards consistent with our practices over the past three years, and to maintain an average annual burn rate over the next three years in line with our average for the 2019-2021 period. On that basis, we expect that shares currently remaining available for awards under the 2013 Plan will likely be insufficient to continue making awards beyond 2022, but that the shares of Common Stock available for future awards if the 2022 Plan is approved would be sufficient for equity awards grants for approximately two years.
Expected dilution. As of March 1, 2022, our estimated existing voting power dilution attributable to shares subject to outstanding awards under the 2013 Plan was 9.5%. We define existing voting power dilution as the sum of (i) the total number of shares of our Common Stock subject to outstanding awards under the Prior Plans, and (ii) the total number of shares available for future grants under the 2013 Plan, divided by the fully diluted number of our common shares outstanding. Our projected voting power dilution as of that same date would be 12.6%, based on including the 4,000,000 share reserve under the 2022 Plan in the formula.
Over the long-term, we have sought to address shareholder concerns about dilution through share repurchases. However, the parameters under which we choose to repurchase shares are set in light of our overall capital allocation strategy, and the rate or timing of any share repurchases can be affected by market conditions. Over the past five years, we have repurchased 17,783,176 shares of our Common Stock (and an additional 1,418,887 have been returned to the 2013 Plan through forfeiture or tax withholding over the same time period). These share repurchases have more than offset all of the equity that we have granted during that period as demonstrated by the table below:

Fiscal Year	Total Number of Shares (or Units) Purchased as Part of Publicly Announced Plans or Programs	Shares Granted Under 2013 Equity Plan
2021	6,154,364	1,369,163
2020	2,203,931	2,404,939
2019	3,679,397	232,781
2018	3,319,077	1,691,317
2017	2,426,407	2,042,933
Expectations regarding future share usage under the 2022 Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2022 Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

52	2022 Proxy Statement

PROPOSAL FOUR: APPROVAL OF THE C.H. ROBINSON WORLDWIDE, INC. 2022 EQUITY INCENTIVE PLAN
Key Compensation Practices
The 2022 Plan includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including the following:
a.No repricing of underwater options or stock appreciation rights without shareholder approval. The 2022 Plan prohibits, without shareholder approval, actions to reprice, replace, or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.
b.No evergreen. The 2022 Plan does not have an evergreen or similar provision, which provides for an automatic replenishment of shares available for grant.
c.No liberal share recycling. We may not add back to the 2022 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.
d.No liberal definition of “change in control.” No change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control may be imminent.
e.No automatic accelerated vesting of equity awards upon a change in control.
f.Minimum vesting period for all awards. A minimum vesting or performance period of one year is prescribed for all awards, subject only to limited exceptions.
g.No payment of dividends or dividend equivalents on unearned awards. The 2022 Plan prohibits the payment of dividends or dividend equivalents in connection with an award until it vests.
h.Annual limit on compensation to non-employee directors. The 2022 Plan contains an annual limit on the aggregate value of all awards granted during a calendar year to any non-employee director.
i.Clawback. The 2022 Plan allows the Committee to require the recapture or claw back of all or a portion of awards in connection with financial restatements and other events.
Description of the 2022 Plan
The major features of the 2022 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2022 Plan, which is attached to this proxy statement as Appendix A to this Proxy Statement.
Eligible Participants. Employees, consultants, advisors and independent contractors and non-employee directors of the Company will be eligible to receive awards under the 2022 Plan. As of March 1, 2022, there were over 17,400 employees, 11 non-employee directors of the Company and an indeterminate number of consultants, advisors and independent contractors who would be eligible to receive awards under the 2022 Plan.
Administration. The 2022 Plan will be administered by the Committee. To the extent consistent with applicable law, the Committee may delegate its duties, power and authority under the 2022 Plan to any one or more of its members, or, with respect to awards to participants who are not themselves our directors or executive officers, to one or more of our other directors or executive officers or to a committee of the board comprised of one or more directors. The Committee may also delegate non‑discretionary administrative duties to other persons, agents or advisors.
The Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The Committee may also establish and modify rules to administer the 2022 Plan, interpret the 2022 Plan and any related award agreement, cancel or suspend an award, accelerate the vesting of an award and otherwise modify or amend the terms of outstanding awards to the extent permitted under the 2022 Plan, and require or permit the deferral of the settlement of an award. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.
Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2022 Plan prohibits the Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our shareholders. For these purposes, a “repricing” includes amending the terms of an underwater option or SAR award to lower the exercise price, canceling an underwater option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an underwater option or SAR award in exchange for cash, other property or grant of a new full value award, or otherwise making an underwater option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”

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PROPOSAL FOUR: APPROVAL OF THE C.H. ROBINSON WORLDWIDE, INC. 2022 EQUITY INCENTIVE PLAN
Available Shares and Limitations on Awards. A maximum of 21,041,803 shares of our Common Stock may be the subject of awards and issued under the 2022 Plan, of which approximately 4,261,884 remain available for future grants. The shares of Common Stock issuable under the 2022 Plan may come from authorized and unissued shares or treasury shares. The share limitations under the 2022 Plan are subject to adjustment for changes in our corporate structure or shares, as described below.
Any shares of Common Stock subject to an award under the 2022 Plan, or to an award under the Prior Plans that is outstanding on the date our shareholders approve the 2022 Plan, that expires, is cancelled or forfeited, or is settled or paid in cash will, to the extent of such expiration, cancellation, forfeiture or cash settlement, automatically replenish the 2022 Plan share reserve and become available for future awards. Any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the Company using option exercise proceeds and any shares subject to a SAR award that are not issued in connection with the stock settlement of the SAR award on its exercise may not be used again for new grants.
Awards that may be settled solely in cash will not reduce the share reserve and will not reduce the shares authorized for grant to a participant in any calendar year. Awards granted or shares of our Common Stock issued under the 2022 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the 2022 Plan.
The 2022 Plan provides that the aggregate grant date fair value of all awards granted during any calendar year to any non-employee director (excluding any awards granted at the election of a non-employee director in lieu of all or any portion of retainers or fees otherwise payable to non-employee directors in cash), together with the amount of any cash fees or retainers paid to such non-employee director during such calendar year with respect to such individual’s service as a non-employee director, shall not exceed $500,000.
Share Adjustment Provisions. If certain transactions with our shareholders occur that cause the per share value of our Common Stock to change, such as stock splits, spin‑offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2022 Plan, and (ii) outstanding awards as to the class, number of shares and price per share. Other types of transactions may also affect our Common Stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2022 Plan, the Committee will make such adjustments as it may deem equitable.
Clawback and Recoupment. The Committee may cancel any award or require the participant to reimburse any previously paid compensation provided under the Plan or an award agreement in the event of problems relating to accounting restatements, as well as additional events specified by the Committee, or as required by securities laws.
Types of Awards. The 2022 Plan permits us to award stock options, SARs, restricted stock awards, stock unit awards, performance awards, and other stock‑based awards to eligible recipients. These types of awards are described in more detail below.
Options. Employees of our company or any subsidiary may be granted options to purchase Common Stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be granted options to purchase Common Stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our Common Stock on the date of grant (or 110% for certain shareholders), unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2022 Plan as of any date means the closing sale price of a share of our Common Stock on the Nasdaq Global Market on that date.
The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker‑assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of Common Stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.
An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.

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PROPOSAL FOUR: APPROVAL OF THE C.H. ROBINSON WORLDWIDE, INC. 2022 EQUITY INCENTIVE PLAN
The aggregate fair market value of shares of our Common Stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the 2022 Plan is equal to the size of the 2022 Plan’s share reserve as described above.
Stock Appreciation Rights. A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our Common Stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Committee determines whether payment will be made in shares of our Common Stock, cash or a combination of both. The exercise price per share of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one share of our Common Stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2022 Plan, as may be determined by the Committee.
Restricted Stock Awards. A restricted stock award is an award of our Common Stock that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Any dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Participants are entitled to vote restricted shares prior to the time they vest.
Stock Unit Awards. A stock unit award is a right to receive the fair market value of a specified number of shares of our Common Stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Committee. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2022 Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock‑based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.
Performance Awards. A performance award is an award of shares of Common Stock or units that are only earned if certain conditions are met. Any award under the 2022 Plan may be granted as a performance-based award if the Committee establishes one or more measures of corporate, business unit, or individual performance that must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions, and/or settlement in cash or shares of the award. The Committee will determine the extent to which performance goals have been attained and other applicable terms and conditions have been satisfied and the degree to which vesting, exercisability, lapse of restrictions, and/or settlement in cash or shares of a performance award has been earned. The Committee may provide for the payment of dividend equivalents on performance-based awards, but any dividend equivalents will be subject to the same restrictions as the awards are. The Committee also has the ability to provide, in an individual award agreement or elsewhere, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a change in control, a corporate transaction, a recapitalization, a change in the accounting practices of our company, or a participant’s death or disability.
Other Stock‑Based Awards. The Committee may grant awards of Common Stock and other awards that are valued by reference to and/or payable in shares of our Common Stock under the 2022 Plan. The Committee has discretion in determining the terms and conditions of such awards.
Vesting. The Plan allows for awards subject to either time-based vesting or performance-based vesting, or both. Awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of at least one year. These required vesting and performance periods will not apply to (i) awards granted in payment of other compensation that is already earned and payable, (ii) a substitute award that does not reduce the vesting period of the award being replaced, or (iii) awards involving an aggregate number of shares not in excess of 5% of the 2022 Plan’s share reserve.

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PROPOSAL FOUR: APPROVAL OF THE C.H. ROBINSON WORLDWIDE, INC. 2022 EQUITY INCENTIVE PLAN
Transferability of Awards. In general, no right or interest in any award under the 2022 Plan may be assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.
Corporate Transactions; Change in Control. If a corporate transaction or other change in control occurs, the Committee may, in its discretion, provide for one or more of the following with respect to awards under the 2022 Plan: (i) the continuation, assumption or replacement of outstanding awards; (ii) if awards are not assumed or replaced, the acceleration of vesting and exercisability of outstanding awards, in whole or in part, prior to or upon consummation of such change in control, or upon termination of a participant’s employment or other service under specified conditions within a specified period of time after the change in control; (iii) the cancellation of outstanding unexercised awards; or (iv) the cancellation of awards in exchange for payment to participants in cash equal to the difference, if any, between the fair market value of the consideration that would be received in the corporate transaction for the number of shares subject to the award and the aggregate exercise price (if any) of the shares subject to the award. The Committee may specify the action to be taken in an award agreement or may take the action prior to or coincident with the change in control and is not required to treat all awards or all participants similarly.
In the case of performance awards, in the event of a change in control, all performance goals or other vesting criteria will be deemed achieved at the greater of actual or 100% of target levels, and all other terms and conditions will be deemed met.
For purposes of the 2022 Plan, the following terms have the meanings indicated:
a.A “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of the assets of the company, or (ii) a merger, consolidation, share exchange or similar transaction involving the company.
b.A “change in control” generally refers to a corporate transaction (as defined above), the acquisition by a person or group of beneficial ownership of 50% or more of the voting power of our stock, or our “continuing directors” ceasing to constitute a majority of our Board of Directors.
Effect of Termination of Service. Unless otherwise set forth in an applicable agreement, if a participant’s employment or other service relationship with us and our subsidiaries is terminated, the 2022 Plan provides that unvested portions of his or her outstanding awards will be forfeited, and vested portions of outstanding option and SAR awards will continue to be exercisable for a period of either three months or one year after termination, depending on the reason for the termination, unless the termination is for cause. In the event of a for cause termination, the vested but unexercised portions of options and SAR awards will also be terminated. “Cause” for termination is defined in any applicable employment agreement, or otherwise generally involves misappropriation of our cash or property or failure to comply with our policies or agreements with the participant. Upon termination due to death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of one year after the date of termination.
Effective Date and Term of the 2022 Plan. The 2022 Plan will become effective on the date it was approved by the Board of Directors, provided that it is approved by the Company’s shareholders. No awards will be made under the 2022 Plan prior to its effective date. Unless terminated earlier, the 2022 Plan will terminate on the tenth anniversary of the effective date. Awards outstanding under the 2022 Plan at the time it is terminated will continue in accordance with their terms and the terms of the 2022 Plan unless otherwise provided in the applicable agreements. The Board of Directors may suspend or terminate the 2022 Plan at any time.
Amendment of the Plan. The Board of Directors may amend the 2022 Plan from time to time. However, except in the case of adjustments upon changes in Common Stock, no amendment will be effective unless approved by the shareholders of the company to the extent shareholder approval is necessary to satisfy applicable laws or the rules of the Nasdaq Stock Market. Termination, suspension or amendment of the 2022 Plan may not adversely affect any outstanding award without the consent of the affected participant.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to the company and to participants subject to U.S. taxation with respect to awards granted under the 2022 Plan, based on current statutes, regulations and interpretations.
Non-qualified Stock Options. If a participant is granted a non-qualified stock option under the 2022 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at

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PROPOSAL FOUR: APPROVAL OF THE C.H. ROBINSON WORLDWIDE, INC. 2022 EQUITY INCENTIVE PLAN
the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options. If a participant is granted an incentive stock option under the 2022 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.
Other Awards. The current federal income tax consequences of other awards authorized under the 2022 Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.
Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2022 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Awards Under the 2022 Plan
The Committee has not yet approved any awards under, or subject to, the 2022 Plan. In addition, because all awards under the 2022 Plan are discretionary with the Committee, neither the number nor types of future 2022 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.

BOARD VOTING RECOMMENDATION

The Board of Directors recommends a vote FOR the approval of the C.H. Robinson Worldwide, Inc. 2022 Equity Incentive Plan.

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PROPOSAL FOUR: APPROVAL OF THE C.H. ROBINSON WORLDWIDE, INC. 2022 EQUITY INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION TABLE
The following table summarizes share and exercise price information about our equity compensation plans as of December 31, 2021:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options and Stock Appreciation Rights	Weighted Average Exercise Price of Outstanding Options and Stock Appreciation Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	6,493,864(1)	$76.88	4,125,421(2)
Equity compensation plans not approved by security holders	—	—	—
Total	6,493,864	$76.88	4,125,421
(1)Includes 6,493,864 stock options remaining outstanding for future exercise.
(2)Includes 2,344,694 shares available for issuance under our Employee Stock Purchase Plan and 1,780,727 shares that may become subject to future awards in the form of stock options, restricted stock units, performance shares and performance-based restricted stock units under our 2013 Equity Incentive Plan.

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OTHER INFORMATION
SOLICITATION OF PROXIES
C.H. Robinson is making this solicitation and is paying the costs of solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and this Proxy Statement. Proxies are being solicited primarily via the internet, but the solicitation may be followed by solicitation in person, by mail, by telephone, by facsimile, or by regular employees of C.H. Robinson without additional compensation. C.H. Robinson will reimburse brokers, banks, and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the company’s shareholders.
PROPOSALS FOR THE 2023 ANNUAL MEETING
Consistent with our Bylaws and federal securities laws, any shareholder proposal to be presented at the 20232022 Annual Meeting of Shareholders must be received at C.H. Robinson’s executive offices, 14701 Charlson Road, Eden Prairie, Minnesota 55347, not less than 90 days before the first anniversary of the prior year’s meeting. Assuming that our 2022 Annual Meeting is held on schedule, we must receive notice pertaining to the 2023 Annual Meeting no later than February 4, 2023. Proposals should be sent to the attention of the corporate secretary and must include certain information about the shareholder and the business they want to be conducted. These requirements are provided in greater detail in our company Bylaws. C.H. Robinson will exercise its discretionary authority with respect to any matter not properly presented by February 4, 2023. Furthermore, with respect to any proposal that a shareholder desires to be included in the company’s 2023 proxy materials, such notice must be received at the above address no later than Tuesday, November 22, 2022. Please see "Proposal One: Election of Directors - Nominations" for information regarding the shareholder nomination process.
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for companies. We household our proxy materials and annual reports for shareholders, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or Annual Report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing or by telephone at C.H. Robinson Worldwide, Inc., Attention: Chief Legal Officer and Corporate Secretary, by telephone at (952) 937-7829, or by writing to him at 14701 Charlson Road, Eden Prairie, MN 55347. We will deliver promptly upon written or oral request a separate copy of our Annual Report and/or Proxy Statement to a shareholder at a shared address to which a single copy of either document was delivered.
GENERAL
Our Annual Report and Form 10-K for the fiscal year ended December 31, 2021, are available on the internet at www.proxyvote.com. The Annual Report is not part of the soliciting materials. Please vote using the internet or by telephone or, if you elect to receive paper copies of the proxy materials, by mail. Please sign, date, and return your proxy or voting instruction form in the prepaid envelope you received. We encourage you to attend the May 5, 2022, Annual Meeting. You may attend the meeting and vote your shares electronically as part of our virtual meeting of shareholders by visiting www.virtualshareholdermeeting.com/CHRW2022. The meeting will be completely virtual. You will need the control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials or proxy card to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.
The information in this Proxy Statement under the captions “Compensation Discussion and Analysis”, the “Talent & Compensation Committee Report”, and “Audit Committee Report” is not incorporated by reference into any filing by the company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the company expressly so incorporates such information by reference. Additionally, the “Talent & Compensation Committee Report”, and “Audit Committee Report” are not “soliciting material” or to be “filed" with the Securities and Exchange Commission.

2022 Proxy Statement	59

By Order of the Board of Directors:

Ben G. Campbell Chief Legal Officer and Secretary
March 22, 2022

60	2022 Proxy Statement

APPENDIX A
C.H. ROBINSON WORLDWIDE, INC. 2022 EQUITY INCENTIVE PLAN
1.Purpose. The purpose of the C.H. Robinson Worldwide, Inc. 2022 Equity Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.
2.Definitions. In this Plan, the following definitions will apply.
a.“Affiliate” means any entity that is a Subsidiary or Parent of the Company.
b.“Agreement” means the written or electronic agreement or notice containing the terms and conditions applicable to each Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.
c.“Award” means the grant of a compensatory award under the Plan in the form of an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, or an Other Stock-Based Award.
d.“Board” means the Board of Directors of the Company.
e.“Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, a Participant’s (i) embezzlement or misappropriation of Company funds or property, (ii) failure to comply, as determined by the Company, with any applicable confidentiality, noncompetition or data security agreement or obligation, or (iii) failure to comply, as determined by the Company, with any applicable Management-Employee Agreement, Sales Employee Agreement or other agreement containing post-employment restrictions.
f.“Change in Control” means any one of the following:
i.An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:
1.any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company;
2.any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan; or
3.any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of more than 50% of the Company’s Voting Securities.
If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 50% of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.
i.Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.
ii.The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, (i) all or substantially all of the Persons who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities, or (ii) more than 50% of the directors of the surviving or acquiring entity (or its Parent) are Continuing Directors.
Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.
g.“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.
h.“Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the NASDAQ Stock Market, and (ii) a non-employee director within the meaning

2022 Proxy Statement	A-1

of Exchange Act Rule 16b-3. The Committee shall be the Compensation Committee of the Board unless otherwise specified by the Board.
i.“Company” means C.H. Robinson Worldwide, Inc., a Delaware corporation, or any successor thereto.
j.“Continuing Director” means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding for purposes of this clause (B) any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest.
k.“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, statutory share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.
l.“Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning Code Section 22(e)(3).
m.“Employee” means an employee of the Company or an Affiliate.
n.“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
o.“Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Subsidiary; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.
p.“Fair Market Value” means the fair market value of a Share determined as follows:
i.If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
ii.If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.
q.“Full Value Award” means an Award other than an Option or Stock Appreciation Right.
r.“Global Service Provider” means a Service Provider who is located outside of the United States, who is not compensated from a payroll maintained in the United States, or who is otherwise subject to (or could cause the Company to be subject to) legal, tax or regulatory requirements of countries outside of the United States.
s.“Good Reason” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, any of the following acts by the Company or the Affiliate to which the Participant provides Service and which occur without the Participant’s consent: (i) a material diminution in the Participant’s authority, duties or responsibilities; (ii) requiring the Participant to be based or to regularly perform Services at any location that is in excess of 50 miles from the principal location at which the Participant previously provided Services; provided that (A) if the Participant’s principal place of Services is his or her personal residence, this clause (ii) shall not apply and (B) neither the Participant’s relocation to remote work or back to the office from remote work will be considered a relocation of such employee’s principal location of Services for purposes of this definition; (iii) a material reduction in the Participant’s base salary or other material adverse change in the elements of compensation provided to Participant (other than a reduction or change applied generally to all salaried employees of the Company); or (iv) a material breach by the Company of any provision of Participant’s written employment agreement with the Company. Notwithstanding the foregoing, Good Reason shall not exist unless the Participant shall have first provided written notice to the Company of the occurrence of one or more of the conditions under clauses (i) through (iii) of this paragraph within 90 days of the condition’s initial occurrence, and such condition is not fully remedied by the Company within 30 days after the Company’s receipt of written notice from the Participant.
t.“Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
u.“Group” means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.
v.“Non-Employee Director” means a member of the Board who is not an Employee.

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w.“Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.
x.“Other Stock-Based Award” means an Award described in Section 11 of this Plan.
y.“Parent” means a “parent corporation,” as defined in Code Section 424(e).
z.“Participant” means a person to whom an Award is or has been made in accordance with the Plan.
aa.“Performance-Based Compensation” means an Award that is intended to constitute “performance-based compensation” and is awarded under Sections 6(g) and 17.
ab.“Plan” means this C.H. Robinson Worldwide, Inc. 2022 Equity Incentive Plan.
ac.“Prior Plans” means the C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan and the 1997 Omnibus Stock Plan, as amended and restated as of the effective date of this Plan.
ad.“Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
ae.“Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.
af.“Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.
ag.“Share” means a share of Stock.
ah.“Stock” means the common stock, $0.10 par value, of the Company.
ai.“Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
aj.“Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
ak.“Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
al.“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
am.“Voting Securities” of an entity means the outstanding equity securities entitled to vote generally in the election of directors of such entity.

3.Administration of the Plan.
a.Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.
b.Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:
i.determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares or amount of cash covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

ii.cancelling or suspending an Award, accelerating the vesting of an Award , or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);
iii.establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, correcting any defect or omission or reconciling any inconsistency in the Plan and any Award or Agreement, and making all other determinations necessary or desirable for the administration of the Plan; and

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iv.taking such actions as are described in Section 3(c) with respect to Awards to Global Service Providers.
c.Awards to Global Service Providers. The Committee may grant Awards to Global Service Providers, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans, annexes to Award Agreements, and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions. Notwithstanding Section 18(f) of this Plan, to the extent that a provision set forth in an appendix to an Award Agreement for a Global Service Provider conflicts with the terms of the Plan, the Award Agreement Annex shall control.
d.Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.
e.Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.
f.Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the penultimate sentence of Section 3(d), shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4.Shares Available Under the Plan.
a.Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 4,261,884. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against the Plan’s share reserve in connection with any Award, the following rules shall apply:
i.Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of Shares could be received.
ii.Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.
iii.Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
iv.Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
b.Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plans that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that is forfeited, terminated or expires or is settled for cash shall, to the extent of such forfeiture, termination, expiration or

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cash settlement, become available for future Awards under this Plan, and the total number of Shares available for grant under Section 4(a) shall be correspondingly increased. The following Shares shall not, however, become available for future Awards or increase the number of Shares available for grant under Section 4(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan or the Prior Plans, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to any awards under this Plan or the Prior Plans, (iii) Shares repurchased by the Company in the open market with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plans, and (iv) Shares subject to a stock option or stock appreciation rights award issued under this Plan or the Prior Plans that are not issued in connection with the stock settlement of that award upon its exercise.
c.Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
d.No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, either pay cash in lieu of any fractional Share in settlement of an Award or eliminate any fractional Share.
e.Limits on Awards to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director (excluding any Awards granted at the election of a Non-Employee Director in lieu of all or any portion of retainers or fees otherwise payable to Non-Employee Directors in cash) shall not exceed $500,000.

5.Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees who are not Global Service Providers.

6.General Terms of Awards.
a.Award Agreement. Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.
b.Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and any applicable performance period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date, and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Substitute Award that does not reduce the vesting period of the award being replaced, (ii) Awards made in payment of or exchange for other compensation already earned and payable, and (iii) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a).
c.Transferability. Except as provided in this Section 6(c), and except for an Award that involves only the immediate issuance of unrestricted Shares, (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect and unenforceable against the Company or any Affiliate. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A(5) to Form S-8 under the Securities Act

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of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.
d.Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant’s death. Any such designation shall be on a form approved by the Committee and shall be effective upon its receipt by the Company.
e.Termination of Service. Unless otherwise provided in an Agreement, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):
i.Upon termination of Service for Cause or conduct during a post-termination exercise period that would constitute Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.
ii.Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.
iii.Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Options and SARs may be exercised for a period of one year after the date of such termination.
iv.Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of one year after the date of such termination.
f.Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
g.Performance-Based Awards. Any Award may be granted as Performance-Based Compensation if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance goals have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any Performance-Based Compensation shall additionally be subject to the requirements of Section 17 of this Plan. Except as provided in Section 17 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a recapitalization, a change in the accounting practices of the Company, or the Participant’s death or Disability.
h.Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR. Any dividends or distributions that are paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate. Any dividends, dividend equivalents or distributions that are paid with respect to Stock Unit Award or Other Stock-Based Award Shares will be subject to the same vesting restrictions as the Shares to which such dividends or distributions relate. Subject to the vesting restrictions above, the terms of any dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. The Committee may, in its discretion, provide in an Agreement for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h).
i.Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and subject further to compliance with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or other document as the Committee may determine, including the Robinson Companies Nonqualified Deferred Compensation Plan, as amended (the “NQDC

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Plan”), or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the permissible time(s) and form(s) of payment of deferred amounts; (ii) the terms of any deferral elections by a Participant or of any deferral required by the Company; and (iii) the crediting of interest or dividend equivalents on deferred amounts. To the extent that any such deferral is effected in accordance with the NQDC Plan, the stock units credited to the NQDC Plan account of a Participant shall be deemed Stock Units for purposes of this Plan, and if settled in Shares, such Shares shall be drawn from and charged against the Plan’s share reserve.

7.Stock Option Awards.
a.Type and Exercise Price. The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).
b.Payment of Exercise Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).
c.Exercisability and Expiration. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.
d.Incentive Stock Options.
i.An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee who is not a Global Service Provider, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Qualified Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be the total number of Shares in the Plan’s share reserve as specified in the first sentence of section 4(a), subject to adjustment as provided in Section 12(a).
ii.No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock
Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date. (3) For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.
iii.If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.
iv.The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option; however, the Company does not guarantee that an Option designated as an Incentive Stock Option will qualify as an Incentive Stock Option.

8.Stock Appreciation Rights.
a.Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the

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SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, or (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).
b.Exercise of SAR. Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR shall be exercisable at any time after its scheduled expiration. When a SAR Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR.

9.Restricted Stock Awards.
a.Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.
b.Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent. Any such book-entry shall be subject to transfer restrictions and accompanied by corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions will be removed from the book-entry evidencing such Shares. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 18(c). Except as otherwise provided in the Plan or an applicable Agreement (which may include a waiver by the Participant of the right to vote or receive any dividend or distribution with respect to Shares of Restricted Stock), a Participant with a Restricted Stock Award shall have all the rights of a stockholder with respect to the Shares of Restricted Stock subject thereto.

10.Stock Unit Awards.
a.Vesting and Consideration. A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.
b.Payment of Award. Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

11.Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12.Changes in Capitalization, Corporate Transactions, Change in Control.
a.Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718—Stock Compensation, or any successor provision) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding

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Awards, and (iii) the exercise price of outstanding Options and SARs. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.
b.Change in Control. In the event of a Change in Control, the Committee may take such actions with respect to outstanding Awards as it deems appropriate under the circumstances, which may include one or more of the following: (i) providing for the continuation, assumption or replacement of outstanding Awards by the surviving or successor entity (or an affiliate thereof) with appropriate adjustments as may be required or permitted by Section 12(a); (ii) providing that outstanding Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) if Awards are not assumed or replaced, providing that outstanding Awards will vest and become exercisable, realizable or payable, in whole or in part, immediately prior to or upon consummation of such Change in Control, or; (iv) providing that outstanding Awards will vest and become exercisable, realizable or payable, in whole or in part, upon termination of a Participant’s Service under specified conditions within a specified period of time after the Change in Control; or (iv) providing for the cancellation of any outstanding Award at or immediately prior to a Change in Control in exchange for a payment (in cash or other property) in an amount equal to the difference, if any, between (A) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of Shares (vested and unvested) subject to the Award (or, if no such consideration would be received, the Fair Market Value of such number of Shares immediately prior to such Change in Control), and (B) the aggregate exercise price (if any) for the Shares subject to such Award (it being understood that if such amount would not be a positive number, then such Award may be canceled by the Company without payment). To the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be vested in connection with this Section 12(b) as if the performance goals are deemed to have been satisfied at the greater of the actual or target level of performance. Any action contemplated under this Section 12(b) may be specified by the Committee at the time an Award is made in the applicable Agreement or be taken by the Committee prior to or coincident with the time of the Change in Control. The Committee will not be required to treat all Awards or all Participants similarly.
i.For purposes of this Section 12(b), an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or an affiliate thereof) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change in Control, or (ii) the Participant has received a comparable award that preserves the intrinsic value of the Award existing at the time of the Change in Control and contains terms and conditions that are substantially similar to those of the Award.
ii.Payment of any amount under this Section 12(b) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Change in Control transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Change in Control transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
c.Parachute Payment Limitation. Notwithstanding any other provision of this Plan, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or another plan, arrangement or agreement ("Covered Payments") constitute "parachute payments" within the meaning of Section 280G of the Code, and would, but for this Section 12(c) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the "Excise Tax"), then the Covered Payments provided by this Plan shall be reduced (but not below zero) to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax.

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d.Dissolution or Liquidation. Unless otherwise provided by the Committee (in an applicable Agreement or otherwise at the time of the event), if the stockholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

13.Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14.Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s maximum required tax withholding rate) through a reduction in the number of Shares delivered or through a delivery (either actually or by attestation) to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

15.Effective Date, Duration, Amendment and Termination of the Plan.
a.Effective Date. The Plan will become effective on the date it is approved by the Board, and the date of such approval will be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s stockholders fail to approve the Plan by May 4, 2023, the Plan will be of no further force or effect.
b.Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the original effective date of the Plan, whichever occurs first (the “Termination Date”). Any Award made before the Termination Date may extend beyond the Termination Date and will continue to be subject to the terms of the Plan and the applicable Agreement, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the Termination Date.
c.Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.
d.Amendment of Awards. Subject to Sections 3(b)(2) and 15(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law, stock exchange rules or any compensation recovery policy as provided in Section 18(i)(2).
e.No Option or Stock Appreciation Right Repricing. Except as provided in Section 12(a), no Option or SAR Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) canceled in conjunction with the grant of any new Option or SAR Award with a lower exercise price, (iii) canceled in exchange for cash, other property or the grant of any Full Value Award at a time when the exercise price of the Option or SAR Award is greater than the current Fair market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or SAR Award, unless such action is approved by the Company’s stockholders.

16.Substitute Awards. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a

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party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

17.Performance-Based Compensation.
a.Designation of Awards. If the Committee determines that an Award is Performance-Based, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 17(b). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with an Award subject to this Section 17. In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, including adjustments for events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities or asset write-downs, or for changes in applicable tax laws or accounting principles. The Committee may also adjust performance measures for a performance period in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 17 may be waived upon the death or Disability of the Participant.
b.Performance Measures. For purposes of any Full Value Award considered Performance-Based Compensation subject to this Section 17, the performance measures to be utilized shall include but not be limited to one or a combination of two or more of the following: sales values; volume; revenue; income from operations; net sales; net earnings; earnings before one or more of interest expense, interest income, taxes, depreciation, amortization or incentive compensation expense; profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on costs, return on invested or average capital employed and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue or net sales; cash flow; market share; margins (including, but not limited to, one or more of gross, operating and net earnings margins); stock price; economic value; cumulative total return to shareholders; asset quality; non-performing assets; operating assets; improvement in or attainment of expense levels or cost savings; and improvement in or attainment of working capital levels. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

18.Other Provisions.
a.Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
b.Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
c.Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under

2022 Proxy Statement	A-11

federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Stock certificates evidencing Shares issued under the Plan that are subject to such securities law restrictions shall bear an appropriate restrictive legend.
d.Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country or state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
e.Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.
f.Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
g.Code Section 409A. It is intended that all Awards granted under the Plan will be exempt from, or will comply with, the requirements of Code Section 409A, and to the maximum extent permitted the Awards and the Plan will be limited, construed and interpreted in accordance with such intent. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:
i.If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;
ii.If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.
Each amount to be paid under an Award or this Plan shall be construed as a separate and distinct payment for purposes of Code Section 409A. None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.
a.Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 18(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.
b.Forfeiture and Compensation Recovery.
i.The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

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ii.Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.
iii.Notwithstanding the terms of an Award, the Committee may, in its discretion, to the extent permitted by applicable law, require reimbursement or forfeiture of all or a portion of an Award granted under this Plan where the Committee has determined that all of the following factors are present: (i) the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws that results from the Participant’s misconduct or supervisory or other failure, (ii) the award, vesting or payment of the Award was predicated upon the achievement of certain financial results for the Company or any of its Subsidiaries, Affiliates, divisions or other business units that were the subject of the restatement and such Award or its vesting or payment occurred or was received during the one-year period preceding the date on which the Company is required to prepare the restatement, and (iii) a smaller amount of an Award, vesting or payment would have occurred or been made to the Participant based upon the restated financial results. In the Committee’s discretion, the Company may seek to recover or cancel the amount(s) by which a Participant’s Award’s, or vesting or payment thereunder that was vested or paid during the one-year period referenced above, exceeded the amount(s) that would have been awarded, vested or paid based on the restated financial results. The right to seek recovery of equity issued upon vesting or payment of an Award subject to recovery shall extend to any proceeds from the sale of such equity, and the amount of any reimbursement shall be based on the pre-tax amount of such recoverable compensation. If the Participant does not reimburse the Company for such amount(s) promptly after request by the Company for such reimbursement, the Company, among other remedies, may elect to recover the amount(s) by cancelling outstanding Awards or offsetting other amounts due or which may come due to the Participant under other compensation plans or programs.

2022 Proxy Statement	A-13

C.H. ROBINSON WORLDWIDE, INC. ATTN: BEN G. CAMPBELL 14701 CHARLSON ROAD, SUITE 200 EDEN PRAIRIE, MN 55347

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

C.H. ROBINSON WORLDWIDE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Scott P. Anderson	!	!	!
1b. Robert C. Biesterfeld, Jr.	!	!	!
1c. Kermit R. Crawford	!	!	!
1d. Timothy C. Gokey	!	!	!
1e. Mark A. Goodburn	!	!	!
1f. Mary J. Steele Guilfoile	!	!	!
1g. Jodee A. Kozlak	!	!	!
1h. Henry J. Maier	!	!	!
1i. James B. Stake	!	!	!
1j. Paula C. Tolliver	!	!	!
1k. Henry W. "Jay" Winship	!	!	!

NOTE: The Board of Directors shall consider such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

C.H. ROBINSON WORLDWIDE, INC.
2022 Annual Meeting of Shareholders
Thursday, May 5, 2022 1:00 P.M. Central Time

This Proxy is solicited by the C.H. Robinson Worldwide, Inc. Board of Directors. Please vote your Proxy as soon as possible.

By signing this document, I appoint Robert C. Biesterfeld, Jr. and Ben G. Campbell, or either of them, with full power of substitution to each, as proxy to represent me at the C.H. Robinson Worldwide, Inc. 2022 Annual Meeting of Shareholders, and at any associated adjournment(s). I also appoint each of them to vote all shares of Common Stock I am entitled to vote at the meeting as I have directed on the reverse side for each of the proposals in the Proxy Statement, and in their discretion on any other matters that may properly come before the meeting. C.H. Robinson Worldwide, Inc.'s 2022 Annual Meeting of Shareholders will be completely virtual. You can attend the meeting and vote these shares electronically by visiting www.virtualshareholdermeeting.com/CHRW2022, on May 5, 2022 at 1:00 P.M. Central Time. You will need the 16 digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or Proxy Card to enter the Annual Meeting of Shareholders.

This Proxy, when properly executed, will be voted as you directed. If you do not give any direction, this Proxy will be voted FOR the election of each of the director nominees listed under Proposal 1, FOR the item in Proposal 2, FOR the item in Proposal 3 and FOR the item in Proposal 4. The tabulator cannot vote the shares unless you vote by telephone, Internet, or by mail. If you choose to mail your Proxy, you must sign and return this Proxy.

Continued and to be signed on reverse side